401(k) PLAN
    FOR EMPLOYEES OF NEW ENGLAND BUSINESS SERVICE, INC.

            (Restated Effective July 1, 1989)

  (Conformed February, 1996 to Include the First Amendment)

    (Conformed July, 1997 to Include the Second Amendment)

    WHEREAS New England Business Service, Inc., a corporation organized and operating under the laws of Delaware (the "Company"), established the 401(k) Plan for Employees of New England Business Service, Inc., formerly known as the New England Business Service, Inc. Deferred Profit Sharing and Employee Stock Ownership Plan (the "Plan"), effective as of June 30, 1984 and June 25, 1983;
    WHEREAS, it is now the intention of the Company to amend and restate the Plan for compliance with the Tax Reform Act of 1986 (TRA '86) and other applicable legislative and regulatory changes:
    NOW, THEREFORE:
      (1) Generally effective as of July 1, 1989, the Company hereby amends said Plan by deleting Articles I through XVI of the Plan, being all the provisions of the Plan, and restates the Plan as follows; provided, however, that (a) the restatement of the Plan hereby shall not reduce the vested benefit of any Participant in the Plan as of the day before the effective date of this restatement and (b) except as required by law, nothing in this restatement shall increase the benefits of or give any additional or different rights under the Plan (or otherwise) to any person who has not completed at least one Hour of Service on or after the effective date of this restatement (or the applicable effective date of a changed provision) compared to such person's benefits and rights under the Plan as amended and in effect from time to time prior to the execution of this restated Plan document on the date stated below.
      (2) The effective date of this restatement of the Plan shall be modified as follows:
      The provisions included to comply with the technical corrections to the Deficit Reduction Act of 1984 (DEFRA) and the Retirement Equity Act of 1984 (REA) contained in TRA '86 are effective as if included in the respective laws to which the corrections apply. The provisions included to comply with the provisions of TRA '86 other than the technical corrections to DEFRA and REA are effective as of the date specified in TRA '86. The provisions included to comply with the provisions of the Omnibus Budget Reconciliation Act of 1986 (OBRA '86) are effective as of the date specified in OBRA '86. The provisions included to comply with the provisions of the Omnibus Budget Reconciliation Act of 1987 (OBRA '87) are effective as of the date specified in OBRA '87. The provisions included to comply with the final regulations on optional forms of benefits issued July 11, 1988, are effective as of the effective date prescribed by such regulations. The provisions included to comply with the final REA regulations issued August 28, 1988, are effective as of the effective date prescribed by such regulations. The provisions included to comply with the provisions of the Technical and Miscellaneous Revenue Act of 1988 (TAMRA '88) are effective as of the date specified in TAMRA '88. The Provisions included to comply with the provisions of the Omnibus Budget Reconciliation Act of 1993 (OBRA '93) are effective as of the date specified in OBRA '93.
      Except as otherwise expressly provided herein, the provisions of the Plan in effect prior to the effective date of this Restatement shall govern in all matters that are not required by the Code or ERISA or other applicable law or regulation to be subject to the provisions of the Plan as amended, including, without limitation, all matters involving any Employee who does not have at least one Hour of Service on or after the effective date of this Restatement.

                            ARTICLE I

                              Name

    The Plan and Trust created in accordance with the terms of this instrument shall be named the "401(k) Plan For Employees of New England Business Service, Inc."

                            ARTICLE II

                           Definitions

    As used in the Plan, the following terms shall have the meanings set forth below:

    2.1  	Accrued Benefit.  The sum of a Participant's:
      (a)	Employer Contribution Account;
      (b)	Pre-tax Contribution Account;
      (c)	Rollover Contribution Account; and
      (d)	Basic Contribution Account

    2.2	  Actual 401(m) Contribution Percentage.  The ratio
(expressed as a percentage) of (a) Matching Contributions made under the Plan on behalf of the Participant for the Plan Year to
(b) the Participant's Compensation for the Plan Year. As used in this Plan the term Actual 401(m) Contribution Percentage has the same meaning as the term "contribution percentage" as defined in Code Section 401(m)(3).

    2.3	  Actual Pre-tax Contribution Percentage.  The ratio
(expressed as a percentage) of (a) Pre-tax Contributions made under the Plan on behalf of the Participant for the Plan Year to
(b) the Participant's Compensation for the Plan Year. The Actual Pre-tax Contribution Percentage of an Employee who is eligible to, but does not elect to have Pre-tax Contribution made is zero. As used in this Plan the term Actual Pre-tax Contribution

Percentage has the same meaning as the term "actual deferral percentage" as defined in Code Section 401(k)(3)(B).

    2.4	  Adjustment Factor.  The cost of living factor
prescribed by Secretary of the Treasury under Code Section 415(d) for Plan Years beginning after December 1, 1987, as applied to such items and in such manner as the Secretary shall provide.

    2.5	  Affiliated Employer.  (a) Any member of a controlled
group as defined in Code Section 414(b) which includes the Company; and (b) any trade or business whether or not incorporated which is under common control as defined in Code
Section 414(c) with the Company; and (c) any organization whether or not incorporated which is a member of an affiliated service group as defined in Code Section 414(m) which includes the Company; and (d) any other entity required to be aggregated with the Company pursuant to Regulations under Code Section 414(o).

    2.6	  Annual Addition.  The sum for any Limitation Year of
(a) all forfeitures allocated to a Participant plus (b) all contributions made to the Plan for or by the Participant, except
Rollover Contributions.

    2.7	  Average Actual 401(m) Contribution Percentage.  The
average (expressed as a percentage) of the Actual 401(m)
Contribution Percentages of the Participants in a testing group, consisting either of all Highly Compensated Employees or all Non-highly Compensated Employees.

    2.8	  Average Actual Pre-tax Contribution Percentage.  The
average (expressed as a percentage) of the Actual Pre-tax
Contribution Percentages of the Participants in a testing group, consisting either of all Highly Compensated Employees or all Non-highly Compensated Employees.

    2.9	  Basic Contribution Account.  The separate account
maintained in the records of the Plan Administrator for each Participant's share of Employer Basic Contributions, if any, plus the Participant's cumulative share of any income and gains allocable to each such separate account and minus the Participant's cumulative share of any losses, distributions, expenses and other charges applicable to each such separate account and plus or minus any other applicable adjustments.

    2.10	  Beneficiary.  Any person, estate, trust or
organization designated by a Participant to receive any Plan benefit that is payable upon the death of such Participant. This term shall include any person, estate, trust or organization whose entitlement to benefits hereunder has been made dependent by a Participant upon the survival of some person other than such person or upon any other event uncertain to occur (hereinafter referred to as a "Contingent Beneficiary").

    2.11	  Benefit Commencement Date.  The date as of which
benefits hereunder first become payable, in accordance with the provisions of Article VIII, to or in respect of a Participant who ceases or has ceased to be an Employee.

    2.12	  Board.  The Board of Directors of the Company.

    2.13	  Code.  The Internal Revenue Code of 1986, as amended
from time to time.

    2.14	  Committee.  The Committee appointed by the Board
pursuant to Article XI as Plan Administrator for the Plan.

    2.15	  Company.  The entity signatory to this agreement and
any successor organization which shall assume the Company's obligations under the Plan. Such assumption shall be in writing, signed by the organization assuming the obligations of the Plan and accepted by the predecessor Company and the Trustee.

    2.16	  Compensation.  The total salaries or wages paid by the
Employer to the Employee during any Plan Year or portion thereof,
(a) including (i) all overtime pay, (ii) commissions related to individual sales performance; (iii) incentive or lump sum payments delivered in lieu of an increase to base pay; and (iv) compensation reduction contributions made pursuant to this Plan or to any Code Section 125 "cafeteria" plan, but (b) excluding
(i) bonuses, incentive payments (except for those included at clause (a)(iii) of this paragraph), disability insurance payments, any supplemental wage and salary payments paid by the Employer, and the payment for unused vacation time or unused paid leave under any paid leave policy of the Employer, (ii) any Employer contributions to this or any other employee benefit plan
(including the cash profit sharing program) not included above, and (iii) all payments made under the provisions of the executive bonus program. Notwithstanding the foregoing, (1) the amount taken into account as Compensation for any Plan Year beginning before December 1, 1989, in which this Plan is a "top heavy plan," as defined in Section 10.2.2, shall be subject to the limits of Section 10.3, and (2) the amount taken into account as "Compensation" for any Plan Year beginning after December 31,
1988 and before January 1, 1994, shall be subject to the limit in effect for the Plan Year ($200,000 initially) determined pursuant to Code Section 401(a) (17) and regulations thereunder, including applicable inflation adjustments, and (3) the amount taken into account as Compensation for any Plan Year beginning after December 31, 1993, shall be subject to the OBRA '93 annual
Compensation limit in effect for the Plan Year ($150,000 initially) and to the provisions set forth below in this Section, including applicable inflation adjustments. The applicable limit on Compensation imposed under the preceding sentence shall be applied for purposes of Section 4.1 (relating to Matching
Contributions) and 4.2 (relating to Pre-tax Contributions) without pro-ration, so that Compensation will include all remuneration that would otherwise be Compensation which is received during a Plan Year by an Employee until the limit imposed under the preceding sentence for the Plan Year is reached.
    The OBRA '93 annual Compensation limit referred to above and incorporated by OBRA' 93 into Code Section 401(a)(17) for Plan
Years beginning on or after January 1, 1994, is $150,000 as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
    If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual
Compensation limit in effect for that prior determination period.
For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual Compensation limit is $150,000.
The family aggregation rules of Code Section 414(q)(6)(C), as modified by Code Section 401(a)(17), and regulations thereunder shall apply to Compensation in the following manner. In the case of an Employee who is either a 5% owner or is both a highly compensated employee (within the meaning of Code Section
414(q)(6)) and one of the ten most highly compensated employees, the Employee, the Employee's spouse, and any lineal descendants of such Employee who have not attained age 19 before the close of the Year shall be treated as a single Employee (a "family unit") with one Compensation to which the annual Compensation limit under the Plan applies. If Compensation for the family unit exceeds the annual Compensation limit under Code Section
401(a)(17), then the Plan shall allocate the limit among the members of the family unit pro rata to their Compensation.
However, if the Plan provides for permitted disparity under Code
Section 401(l), this proration shall not be applied for purposes of determining the portion of each individual's Compensation
("Covered Compensation") that is below the integration level.
Notwithstanding the foregoing, the family aggregation rules of Code Section 414(q)(6)(C) shall not apply to this Plan after December 31, 1996.

    2.17	  Disability.  A total and permanent disability, as
determined in the sole discretion of the Plan Administrator, such that due to a physical or mental impairment the Participant is unable to perform his regular job or any comparable job that he is or could reasonably be trained to do.

    2.18	  Early Retirement Date.  The first day of the calendar
month after the Participant's 60th birthday.

    2.19	  Effective Date.  As restated hereby, July 1, 1989.
(For the initial effective date of the Plan, see the Plan
Introduction above.)

    2.20	  Employee. Any individual who is regularly employed by
an Affiliated Employer; provided that (a) individuals who are participating in a recognized program of cooperative education,
(b) "leased employees," as defined in Code Section 414(n), (c) any person who is classified by the Employer as an independent contractor, and (d) non-resident alien employees shall not be considered to be Employees. The term Employee refers to both
Regular Employees and Non-Regular (limited-term or temporary)
Employees except when the context requires otherwise.

    2.21	  Employee Contribution Account or Rollover Contribution
Account. The separate account maintained in the records of the Plan Administrator for each Participant's Rollover Contributions, if any, plus the Participant's cumulative share of any income and gains allocable to each such separate account and minus the Participant's cumulative share of any losses, distributions, expenses and other charges allocable to each such separate account and plus or minus any other applicable adjustments.

    2.22	  Employer.  The Company and any Affiliated Employer
which shall adopt the Plan with the approval of the Board.

    2.23	  Employer Basic Contributions.  Contributions made by
the Company pursuant to Paragraph 3.3 of the Plan as it appeared prior to this restatement.

    2.24	  Employer Contribution Account.  The separate accounts
maintained in the records of the Plan Administrator for each Participant's share of Profit Sharing Contributions and Matching
Contributions, if any, plus the Participant's cumulative share of any income and gains allocable to each such separate account and minus the Participant's cumulative share of any losses, distributions, expenses or other charges allocable to each such separate account and plus or minus any other applicable adjustments.

    2.25	  Employment Commencement Date.  The date on which an
Employee first performs an Hour of Service.  Employment
Anniversary Year. The period consisting of twelve (12) consecutive months beginning on an Employee's Employment
Commencement Date or Reemployment Commencement Date, as applicable, and each period of twelve (12) consecutive months beginning on the anniversary of such date.

    2.26	  Entry Date. The date on which an Employee becomes
eligible to participate in the Plan by satisfaction of the applicable participation standards of Article III. The term
Entry Date refers to both a Regular Employee Entry Date and a Non-Regular Employee Entry Date except when the context otherwise requires.

    2.27	  ERISA.  Public Law No. 93-406, the Employee Retirement
Income Security Act of 1974, as amended from time to time.

    2.28	  Excess Aggregate 401(m) Contributions.  The amount
described in Code Section 401(m)(6)(B) for a Plan Year if the requirements of Article IV of the Plan with respect to the Average Actual 401(m) Contribution Percentage for Highly
Compensated Employees are not met for the Plan Year.  The term
Excess Aggregate 401(m) Contributions as used in the Plan has the same meaning as the term "excess aggregate contributions" as defined in Code Section 401(m)(6)(B).

    2.29	  Excess Aggregate Pre-tax Contributions.  The aggregate
amount by which Pre-tax Contributions actually paid over to the Trust on behalf of Highly Compensated Employees for a Plan Year exceed the maximum amount of such Pre-tax Contributions permitted by Article IV of the Plan and Code Section 401(k)(3)(A)(ii) for the Plan Year. The term Excess Aggregate Pre-Tax Contributions as used in the Plan has the same meaning as the term "excess contributions" as defined in Code Section 401(k)(8)(B).

    2.30	  Excess Individual Pre-tax Contributions.  The amount
of Pre-tax Contributions for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in Article IV of the Plan. The term Excess Individual Pre-tax Contributions as used in the Plan has the same meaning as the term "excess deferrals" as defined in Code Section 402(g)(2)(A).

    2.31	  Family Member.  An individual described in Code
Section 414(q)(6)(B).

    2.32	  Fund.  The investment funds created pursuant to
Article XVI of the Plan and the Trust Agreement.

    2.33	  Highly Compensated Employee.  Any person described as
such in Code Section 414(q).

    2.34	  Hours of Service.  Each hour:
    (a)	for which an Employee directly or indirectly receives
compensation from an Affiliated Employer (such hours to be credited as of the time when the duties are performed);
    (b)	for which an Employee directly or indirectly receives
compensation or is entitled to compensation by an Affiliated Employer for reasons other than the performance of duties including, but not limited to, vacation, holiday, illness, disability, pregnancy, layoff, and jury duty;

    (c)	during which an Employee is on an unpaid leave of absence
from an Affiliated Employer as determined by the Plan Administrator under uniform rules prescribed by the Plan Administrator;
    (d)	for which an Employee is entitled to receive credit under
the laws of the United States (including, but not limited to, those pertaining to military service) in addition to each Hour of Service credited under the preceding Clauses (a) through (c); provided, however, that no more than five hundred and one (501) Hours of Service shall be credited under the preceding paragraph
(c) or this paragraph (d) on account of any single continuous period during which such Employee performs no duties, and provided further, that no such Hours of Service shall be credited on the basis of any payment, or entitlement thereto, which is made or due under a plan maintained solely to comply with applicable workers' compensation, unemployment compensation or disability insurance laws or in accordance with a plan under which such Employee receives reimbursement solely for medical or medically related expenses incurred by him; and
    (e)	for which an Affiliated Employer has awarded or agreed to
pay back pay, irrespective of mitigation of damages, other than an hour credited to an individual under the preceding paragraphs
(a) through (d) above. Such hours shall be credited as of the time to which the award or agreement pertains.
The Plan Administrator shall credit an Employee's Hours of Service to the appropriate employment period or periods, as determined in accordance with Department of Labor Regulation 2530.200b-2(c)(2), and shall compute the total Hours of Service hereunder in accordance with Department of Labor Regulations 2530.200b-2(b) and 2530.200b-3.
Notwithstanding the foregoing, for purposes of determining a Year of Vesting Service, Hours of Service shall be credited on the basis of months of employment so that each Regular Employee and Non-Regular Employee shall be credited with 190 Hours of Service for each calendar month during which such person is employed by an Affiliated Employer on any day of the month.
Hours of Service that would be credited to a person who is a "leased employee" of an Affiliated Employer under Code Section 414(n) shall be deemed to be Hours of Service with an Affiliated Employer for all purposes under the Plan; provided, however, that except as otherwise expressly provided elsewhere in the Plan, no person shall be treated as an Employee of an Affiliated Employer solely on account of such deemed Hours of Service.
Solely for the purpose of determining whether a One-Year Break in Service has occurred, the Plan Administrator shall account for the following absences from employment as Hours of Service: (1) pregnancy of an Employee; (2) birth of a child of an Employee;
(3) placement of a child with an Employee in connection with adoption proceedings; (4) caring for a child described in the preceding clauses (2) or (3) immediately after the birth or placement of such child; or (5) leave granted under the Family and Medical Leave Act of 1993; provided, however, that no more than five hundred and one (501) Hours of Service shall be credited under this paragraph and such Hours of Service shall be credited in the first Plan Year necessary to avoid a One-Year Break in Service.
Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

    2.35	  Matching Contributions.  Contributions made by an
Employer pursuant to Section 4.1 of the Plan.

    2.36	  Matching Contributions Account.  See definition of
Employer Contribution Account.

    2.37	  Non-highly Compensated Employee.  Any Employee of an
Affiliated Employer who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

    2.38	  Non-Regular Employee.  Any Employee who is classified
in the Employer's records as a limited-term or temporary employee.

    2.39	  Non-Regular Employee Entry Date.  The first day of
each month beginning on or next following the respective dates on which a Non-Regular Employee satisfies the applicable participation standards of Article III of the Plan.

    2.40	  Non-Regular Employee Participant.  Any Participant who
is a Non-Regular Employee.

    2.41	  Normal Retirement Date.  The first day of the calendar
month after the Participant's 65th birthday.

    2.42	  One-Year Break in Service. Any Employment Anniversary
Year during which the Employee is not credited with at least 501
Hours of Service.

    2.43	  Participant.  Any Employee of an Employer who
satisfies the applicable requirements for eligibility in the Plan as long as he continues to satisfy such requirements and (when the context of the Plan requires) any former Employee who retains an interest in the Plan. The term Participant refers to both Non-Regular Employee Participants and Regular Employee Participants except when the context otherwise requires.

    2.44	  Plan.  The 401(k) Plan for Employees of New England
Business Service, Inc. This document and the Trust Agreement shall be treated as an integrated whole and shall be hereinafter referred to as the "Plan".

    2.45	  Plan Administrator.  The Plan Administrator appointed
in accordance with Article XI of the Plan.  The Plan

Administrator shall be the "administrator" referred to in Section
3(16)(A)(i) of ERISA.

    2.46	  Plan Year. Each of the Company's fiscal years (the
twelve-consecutive-month periods that end on the last Saturday of June in each year), commencing on or after the original Effective Date of the Plan. The "Accrual Computation Period," and the "Limitation Year" as defined in United States Treasury Department Revenue Ruling 75-481, shall be a Plan Year. Except as may otherwise be required by IRS regulations, the "Plan Year" for purposes of calculating eligibility, vesting and benefits shall be each year beginning on July 1 and ending on June 30. The Plan Year quarters shall begin on July 1, October 1, January 1 and
April 1 of each Plan Year.

    2.47	  Postponed Retirement Date.  The first day of the month
coinciding with or next following the date of retirement of a Participant who continues in Service after his Normal Retirement
Date.

    2.48	  Pre-tax Contributions.  Contributions made pursuant to
the provisions of Section 4.2 of the Plan by the Employer, at the election of the Participant, in lieu of cash compensation, including contributions that are made pursuant to a salary or other compensation reduction agreement. Pre-tax Contributions shall be non-forfeitable when made and shall be distributable only in accordance with the provisions of Articles VII, VIII and IX of the Plan governing Pre-tax Contribution Accounts.

    2.49	  Pre-tax Contribution Account.  The separate account
maintained in the records of the Plan Administrator for each Participant's Pre-tax Contributions, if any, plus the Participant's cumulative share of any income and gains allocable to such account and minus the Participant's cumulative share of any losses, distributions, expenses and other charges allocable to such account and plus or minus any other applicable adjustments.

    2.50	  Profit Sharing Contributions.  Contributions made by
the Employer pursuant to Section 4.1.1A of the Plan.

    2.51	  Profit Sharing Contribution Account.  See definition
of Employer Contribution Account.

    2.52	  Reemployment Commencement Date.  .  The first day
following a termination of employment or an approved leave of absence with an Employer on which the Employee is credited with an Hour of Service.

    2.53	  Regular Employee.  Any Employee who is classified as
other than a limited term or temporary employee in the Employer's records.

    2.54	  Regular Employee Entry Date.  The first day of each
month beginning on or next following the respective dates on which a Regular Employee satisfies the applicable participation standards of Article III of the Plan.

    2.55	  Regular Employee Participant.  Any Participant who is
a Regular Employee.

    2.56	  Rollover Contributions.  A Participant's
contributions, if any, made pursuant to the provisions of
Section 4.3 of the Plan.

    2.57	  Rollover Contribution Account.  See definition of
Employee Contribution Account.

    2.58	  Section 415 Compensation.  The Participant's wages,
salaries, fees for professional service and other amounts for personal services actually rendered in the course of Service with an Affiliated Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses and in the case of a Participant who is an Employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the Participant's earned income (as described in Code Section 401(c)(2) and the regulations thereunder) paid during the Limitation Year. "Section 415 Compensation" shall exclude:
    (a)	Contributions made by an Affiliated Employer to a plan of
deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the
contributions are not includable in the gross income of the
Employee for the taxable year in which contributed;
    (b)	Affiliated Employer contributions made on behalf of an
Employee to a simplified employee pension plan described in Code
Section 408(k) to the extent such contributions are deductible by the Employee under Code Section 219(a);
    (c)	Any distributions from a plan of deferred compensation
regardless of whether such amounts are includable in the gross income of the Employee when distributed except that any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross
income of the Employee;
    (d)	Amounts realized from the exercise of a non-qualified
stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
    (e)	Amounts realized from the sale, exchange or other
disposition of stock acquired under a qualified stock option; and
    (f)	Other amounts which receive special tax benefits, such as
premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by an Affiliated Employer
(whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

    2.59	  Service.  A Participant's period of employment as an
Employee of an Affiliated Employer.

    2.60	  Spouse.  The person to whom a Participant is legally
married at any relevant time, such as the time a consent is given pursuant to Section 8.3 or at the time of the Participant's death.

    2.61	  Stock. The Company's common stock.

    2.62	  Trust Agreement.  The agreement between the Company
and the Trustee for the receiving, holding, investing and distributing of all or a portion of the Trust Fund. There may be more than one Trust Agreement under the Plan.

    2.63	  Trust Fund.  The total of all the Funds held pursuant
to Article XVI of the Plan and the Trust Agreement.

    2.64	  Trustee.  The Trustee or Trustees and any successor
Trustees appointed by the Board pursuant to Article XVI of the Plan to administer the Trust Fund.

    2.65	  Valuation Date. The close of business on each day that
the New York Stock Exchange and the Trustee are open and conducting business, or such other date or dates as may be established by the Committee during the Plan Year.

    2.66	  Vested Benefit.  The sum of a Participant's
(a)	Vesting Percentage in his Employer Contribution Account;
(b)	Pre-tax Contribution Account;
(c)	Rollover Contribution Account (if any); and
(d)	Basic Contribution Account (if any).

    2.67	  Vesting Percentage.  The percentage determined in
accordance with Article VI.

    2.68	  Year of Eligibility Service.  Each period of twelve
(12) consecutive months beginning on an Employee's Employment Commencement Date (or Reemployment Commencement Date, as the case may be) and thereafter coinciding with each Plan Year beginning after such Employment (or Reemployment) Commencement Date during which the Employee completes at least one thousand (1,000) Hours of Service whether or not such Employee is employed by an Affiliated Employer throughout such Year. In case of any change in the computation period for a Year of Eligibility Service, an Employee shall be credited with one such Year if the Employee otherwise satisfies the requirements of this Section during the final old computation period beginning prior to the change and a second such Year if the employee otherwise satisfies the requirements of this Section during the first new computation period beginning on the date of the change.
Whenever used herein, a pronoun in the masculine gender shall include the feminine gender unless the context clearly indicates otherwise. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision, Section or Article.

    2.69	  Year of Vesting Service.  Each Employment Anniversary
Year during which an Employee completes at least one thousand
(1,000) Hours of Service, except as otherwise provided in Article
VI of the Plan, whether or not such Employee is employed by an Employer throughout such Year. In case of any change in the computation period for a Year of Vesting Service, an Employee shall be credited with one such Year if the Employee otherwise satisfies the requirements of this Section during the final old computation period beginning prior to the change and a second such Year if the Employee otherwise satisfies the requirements of this Section during the first new computation period beginning on the date of the change.

                        ARTICLE III

                   Participation Standards

    3.1	  Initial Participation.  An Employee of an Employer
shall become a Participant for purposes of the types of contributions permitted under this Plan on the next applicable Entry Date coinciding with or following the date on which the Employee satisfies the applicable age and Service requirements (if any) defined in Section 3.2 of the Plan.

    3.2	  Age and Service Requirements. No minimum age
requirement applies under the Plan. The Service requirement applicable to eligibility for each type of contribution permitted under the Plan shall be as specified in the paragraphs below:

    3.2.1  	For Employer Contributions.

    (a)	  Regular Employees.  A Regular Employee meets the Plan's
Service requirement for (i) Matching Contributions under Section 4.1.1, and (ii) Profit Sharing Contributions under Section 4.1.1A, on the first day of the month coinciding with or next following his Employment Commencement Date.
    (b)	  Non-Regular Employees.  A Non-Regular Employee meets
the Plan's Service requirement for (i) Matching Contributions under Section 4.1.1 and (ii) Profit Sharing Contributions under
Section 4.1.1A on the first day of the month coinciding with or next following his completion of one (1) Year of Eligibility Service that may not be ignored for Plan eligibility purposes pursuant to any other provisions of the Plan.

    3.2.2  	For Pre-tax Contributions.
    (a)	  Regular Employees.  A Regular Employee meets the Plan's
Service requirement for Pre-tax Contributions on the first day of the month coinciding with or next following his Employment Commencement Date.
    (b)	  Non-Regular Employees.  A Non-Regular Employee meets
the Plan's Service requirement for Pre-tax Contributions on the first day of the month coinciding with or next following his completion of one (1) Year of Eligibility Service that may not be ignored for Plan eligibility purposes pursuant to any other provisions of the Plan.

    3.2.3  	For Rollover Contributions.  An Employee meets the
Plan's Service requirement for Rollover Contributions on his Employment Commencement Date; provided that he will be eligible to participate in the Plan with respect to at least one other type of contribution upon satisfying the applicable age and Service requirements (if any) for such type of contribution.

    3.3	  Termination of Participation.  Any Employee who becomes
a Participant in accordance with the provisions of Sections 3.1 and
3.2 shall cease to participate for purposes of eligibility for additional contributions to the Plan upon the termination of his Service for any reason.

    3.4	  Participation of Re-hired Former Participants.  A
Participant who ceases to participate in contributions to the Plan by reason of Section 3.3 shall again become a Participant as of his Reemployment Commencement Date if he is reemployed following the termination of his Service.

    3.5	  Years of Eligibility Service and Break-in-Service
Rules. All Years of Eligibility Service shall be taken into account for purposes of this Article III except as follows:

    3.5.1  	One-Year Hold-Out Rule.	Years of Eligibility Service
credited to an Employee before a One-Year Break in Service shall be disregarded until and unless he has completed one Year of Eligibility Service after the One-Year Break in Service, but shall then be counted in full unless ignored pursuant to Subsection 3.5.2 below.

    3.5.2	  Five-Year Break-in-Service Rule.	If a Participant has
no Vested Benefit derived from Employer contributions, Years of Eligibility Service before a period of consecutive One-Year
Breaks in Service shall be disregarded if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of Years of Eligibility Service not previously ignored.

                           ARTICLE IV

                      Contributions to Trust

    4.1	  Employer Contributions.  Not later than the time
prescribed by law (including extensions thereof) for filing its federal income tax returns for the tax year ending with or within a Plan Year, or such other time as may be provided in applicable regulations under the Code, each Employer shall make contributions to the Trust for the Plan Year in such amounts as shall be determined pursuant to this Section 4.1

    		4.1.1  	Matching Contributions.

    		(a)	  To All Participants.  Except as limited in this Section
4.1.1, or in Section 4.4, each eligible Participant shall be allocated a Matching Contribution from his Employer equal to fifty percent (50%) of the aggregate amount of the Participant's
Pre-tax Contributions for the Plan Year; provided that such
Matching Contributions (i) shall not be made with respect to Pre-
tax Contributions in excess of six percent (6%) of a
Participant's Compensation for any Plan Year and (ii) shall be made out of (and only to the extent of) the Employers' current or accumulated aggregate net profits.  For clarity, no Matching
Contribution made pursuant to this paragraph may exceed three percent (3%) of a Participant's Compensation for the Plan Year.
    		(b)	  To Participants with Five (5) or More Years of Vesting
Service.  Except as limited in this Section 4.1.1 or in Section
4.4, each Participant who has completed five (5) or more Years of
Vesting Service shall, beginning with the first paydate on or after the fifth anniversary of his Employment Commencement Date, be allocated an additional Matching Contribution from his
Employer equal to fifty percent (50%) of the aggregate amount of such Participant's Pre-tax Contributions for the balance of the
Plan Year in which such fifth anniversary occurs and for each subsequent Plan Year while the Participant remains eligible to receive a Matching Contribution; provided that such additional
Matching Contributions (i) shall not be made with respect to Pre-
tax Contributions in excess of six percent (6%) of such
Participant's Compensation for the portion of any Plan Year
during which the Participant is eligible to receive the
additional Matching Contribution and (ii) shall be made out of
(and only to the extent of) the Employers' current or accumulated aggregate net profits.  For clarity, no additional Matching
Contribution made pursuant to this paragraph may exceed three percent (3%) of such Participant's Compensation for the Plan Year
(or applicable portion thereof) and total Matching Contributions on behalf of any such Participant shall not exceed six percent
(6%) of such Participant's Compensation for the Plan Year (or applicable portion thereof).
    		(c)	  General Rules for Matching Contributions.  A
Participant's account shall be credited as of the earlier of the Valuation Date coinciding with or next following the date on which a Matching Contribution was made on his behalf and the last day of the Plan Year for which the allocation is made. All

Matching Contributions shall be subject to the provisions of Code
Section 401(m) and of the balance of this Section 4.1.

    	4.1.2	  Frequency.  Matching Contributions shall be made on
behalf of each eligible Participant with respect to his Pre-tax
Contributions at the same frequency and time as such Pre-tax
Contributions are paid over to the Trustee; subject to any maximum limit on Matching Contributions set forth in Subsection
4.1.1 and subject to all other limitations imposed pursuant to the Code and this Plan.

    	4.1.3	  Medium.  Matching Contributions shall be made in cash
or shares of Stock, as the Board may from time to time determine.
Nevertheless, all Matching Contributions shall be invested in the Company Stock Fund maintained pursuant to Article XVI.

    4.1.4	  Separate Accounts.  A separate Matching Contribution
Account shall be maintained for that portion of each Participant's Accrued Benefit that is attributable to Matching
Contributions. Each such separate account shall be credited as of each Valuation Date with the Participant's share of any applicable contributions, income, gains, losses, distributions, expenses and other charges and any other adjustments.

    4.1.5	  Vesting.  Matching Contributions shall be vested in
accordance with Article VI of the Plan.

    4.1.6	  Distribution.  A Participant's Matching Contribution
Account shall be distributable only in accordance with the provisions of Articles VIII and IX governing Employer
Contribution Accounts; provided that a Participant's Matching
Contribution Account shall be distributed as required pursuant to Code Section 401(m), this Section 4.1 and Section 4.4 of the
Plan.

    4.1.7	  Status and Use of Contributions.  All contributions
made by the Employers to the Trust Fund shall be irrevocable and shall be used solely to pay benefits under the Plan or to defray the expenses of administering the Plan, except as otherwise provided in Section 18.4.

    4.1.8	  No Employee Contributions Required.  Except to the
extent of electing Pre-tax Contributions pursuant to Section 4.2 as a condition of receiving Matching Contributions pursuant to this Section 4.1, Participants shall not be required to make contributions to the Trust.

    4.1.9	  Average Actual 401(m) Contribution Percentage Test.
    (a)	  In General.  The Average Actual 401(m) Contribution
Percentage for Highly Compensated Employees for each Plan Year shall not exceed the greater of:

      (i) the Average Actual 401(m) Contribution Percentage for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or
      (ii) the Average Actual 401(m) Contribution Percentage for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0; provided that the Average Actual 401(m) Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Actual 401(m) Contribution Percentage for Participants who are Non-highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.
    (b)	  Special Rules.
      (i) For purposes of the Average Actual 401(m) Contribution Percentage test and the provisions of Subsection 4.1.10, the Actual 401(m) Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to make after-tax contributions or to have matching contributions allocated to his account under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k), that are maintained by one or more of the Affiliated Employers, shall be determined as if the total of such after-tax contributions and matching contributions was made under each such plan.
      (ii)  If this Plan satisfies the requirements of Code
Section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code
Section 410(b) only if aggregated with this Plan, then Subsection
4.1.9 shall be applied by determining the Actual 401(m) Contribution Percentages of Participants as if all such plans were a single plan.
      (iii) For purposes of determining the Actual 401(m) Contribution Percentage of a Participant who is a Highly Compensated Employee, the Actual 401(m) Contribution Percentages, any Matching Contributions, and the Compensation of such Participant shall include the Actual 401(m) Contribution Percentages, any Matching Contributions, and the Compensation of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Actual 401(m) Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.
      (iv) The determination and treatment of the Actual 401(m) Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. To the extent permitted by Treasury Regulations (including Regulations Section 1.401(m)-1(b)(5)), "qualified nonelective contributions" and "elective contributions" (if any) within the meaning of Regulations Section 1.401(m)-1(f)(15) and
(3) shall be taken into account as necessary to satisfy the Average Actual 401(m) Contribution Percentage Test.

    (c)	  Coordination with Combined Section 401(k)/401(m) Limit.
Notwithstanding the general rule in paragraph (a) of this
Subsection 4.1.9 above, the Average Actual 401(m) Contribution Percentage for Highly Compensated Employees for each Plan Year shall not exceed the combined Code Section 401(k)/(401(m) limit as set forth in this paragraph (c).  If the limit would be
exceeded for a Plan Year, the excess amount shall be deemed to be Excess Aggregate 401(m) Contributions and shall be corrected as provided in Subsection 4.1.10 below. For purposes of this
Section 4.1, the combined Code Section 401(k)/401(m) limit for any Plan Year is the greater of:
      (i)	The sum of:
        (A)	125 percent of the greater of (1) of the Actual Pre-
tax Contribution Percentage of the group of Non-highly
Compensated Employees eligible under the Plan for the Plan Year, or (2) the Actual 401(m) Contribution Percentage of the group of Non-highly Compensated Employees eligible under the Plan for the
Plan Year, plus
        (B)	Two percentage points plus the lesser of (i)(A)(1) or
(i)(A)(2) above. In no event, however, shall this amount in (B) exceed 200 percent of the lesser of (i)(A)(1) or (i)(A)(2)
above; or
      (ii)	The sum of:
        (A)	125 percent of the lesser of (1) the Actual Pre-Tax
Contribution Percentage of the group of Non-highly Compensated Employees eligible under the Plan for the Plan Year, or (2) the Actual 401(m) Contribution Percentage of the group of Non-highly Compensated Employees eligible under the Plan for the Plan Year, plus
        (B)	Two percentage points plus the greater of (ii)(A)(1)
or (ii)(A)(2) above.  In no event, however, shall this amount in
(B) exceed 200 percent of the greater of (ii)(A)(1) or (ii)(A)(2)
above.
    	(d)	  Coordination with Top-Heavy Plan Contribution
Requirement. Matching Contributions allocated to the accounts of Participants who are Highly Compensated Employees shall be treated as Employer contributions for purposes of determining the minimum contribution or benefit, if any, required under Code
Section 416. However, if the Plan utilizes contributions allocated to Matching Contribution Accounts of Participants who are Non-highly Compensated Employees in order to satisfy the minimum contribution requirement of Code Section 416, if any, such contributions shall not be treated as Matching Contributions for purposes of satisfying the requirements of Code Section
401(m). All such Matching Contributions shall be limited by the nondiscrimination requirements of Code Section 401(a)(4) without regard to Code Section 401(m).

    4.1.10  Forfeiture or Distribution of Excess Aggregate 401(m)
Contributions.
    	(a) In General. Notwithstanding any other provisions of this Plan, Excess Aggregate 401(m) Contributions, plus any income and minus any loss allocable thereto, (i) shall be forfeited by, if forfeitable, or (ii) if not forfeitable shall be distributed to Participants who are Highly Compensated Employees and to whose accounts after-tax contributions (to any plan permitting such contributions which must be aggregated with this Plan for purposes of Subsection 4.1.9 above) or Matching Contributions were allocated for a Plan Year, and all of the required amounts shall be forfeited or distributed by the last day of the next
Plan Year.  Excess Aggregate 401(m) Contributions shall be
treated as Annual Additions under the Plan.
    	(b) Determination of Required Forfeitures or Distributions. Any forfeiture or distribution of Excess Aggregate 401(m) Contributions for a Plan Year shall be made by or to Participants who are Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate 401(m) Contributions attributable to each of such Participants as determined by reducing, first, the after-tax contributions (to any plan
permitting such contributions which must be aggregated with this Plan for purposes of Subsection 4.1.9 above) permitted from such Participants and, second, the Matching Contributions permitted on behalf of such Participants in order of the Actual 401(m) Contribution Percentages beginning with the highest of such percentages.
    	(c) Determination of Income or Loss. All Excess Aggregate 401(m) Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Aggregate 401(m) Contributions shall be determined by multiplying the income or loss allocable to the Participant's after-tax contribution account (in any plan which must be aggregated with this Plan for purposes of
Subsection 4.1.9 above) and to his Matching Contribution Account for the Plan Year by a fraction:
      (i) the numerator of which is the Excess Aggregate 401(m) Contributions on behalf of the Participant for the preceding Plan Year, and
      (ii)  the denominator of which is the sum of the
Participant's account balances in his after-tax contribution account, if any, and in his Matching Contribution Account on the last day of the preceding Plan Year.
    	(d) Forfeitures. Any forfeitures of Excess Aggregate 401(m) Contributions shall be applied to reduce future Employer contributions by the Affiliated Employer which originally made the contributions that gave rise to the forfeiture. If more than one Affiliated Employer made such contributions, then the forfeitures shall be used to reduce future Employer contributions of each such Affiliated Employer in proportion to the
contributions made by that Affiliated Employer that gave rise to the forfeiture compared to the contributions made by all
Affiliated Employers that gave rise to the forfeiture.
    	(e) Sources for Distribution of Excess Aggregate 401(m) Contributions. Excess Aggregate 401(m) Contributions shall be distributed or forfeited as follows: first, they shall be distributed from the Participant's after-tax contribution account (in any plan which must be aggregated with this Plan for purposes of Subsection 4.1.9 above) to the extent of the balance in such account and, second as necessary, they shall be forfeited if otherwise forfeitable under the terms of the Plan (or, if not forfeitable, distributed) from the Participant's Matching Contribution Account.
    	(f) Ordering of Pre-tax Contribution and 401(m) Contribution Determinations. The determination of Excess
Aggregate 401(m) Contributions shall be made after first
determining the Excess Individual Pre-tax Contributions and then determining the Excess Aggregate Pre-tax Contributions.
4.1.1A.	Profit Sharing Contributions.
       	(a)  	Amount.  The Employer shall contribute out of its
current or accumulated net profits three percent (3%) of the Compensation of the Participants who are eligible pursuant to
Section 4.1.1B to receive an allocation of Profit Sharing
Contributions.
       	(b)	  Allocation and Accounting.  Any Profit Sharing
Contributions made by the Employer shall be allocated to the accounts of all Participants who are eligible pursuant to Section 4.1.1B to receive an allocation of Profit Sharing Contributions for the period of time covered by the contribution. All such allocations shall be made in proportion to each eligible Participant's Compensation for such period of time.
Subject to the limitations of Section 4.4, if a Participant is employed by more than one Employer that makes a Profit-Sharing Contribution at a particular time, the Participant shall receive an aggregate allocation under this Section 4.1.1A equal to the sum of the separate allocations determined for such Participant pursuant to the preceding paragraphs.
A Participant's account shall be credited with the amount determined in accordance with this Section 4.1.1A as of the date for which the allocation was made.

    4.1.1B  General Provisions Applicable to Employer
Contributions.
      	(a)  	Eligibility for Employer Contributions. In order to
receive allocations of any Employer Contributions made pursuant to Sections 4.1.1A and 4.l.1B for a Plan Year, a Participant must meet the following requirements as applicable:
        				(i)  Matching Contributions.  A Participant must be
eligible for Employer contributions pursuant to the applicable provisions of Section 3.2 and make Pre-tax Contributions during the portion of a Plan Year for which a Matching Contribution is made by his Employer.
        				(ii)  Profit Sharing Contributions.  A Participant must
be eligible for Employer Contributions pursuant to the applicable provisions of Section 3.2.
      	(b)  Frequency.  Matching Contributions shall be made on
behalf of each eligible Participant with respect to his Pre-tax
Contributions subject to the provisions of Section 4.1.2.  Profit
Sharing Contributions shall be made at the same frequency and times as Matching Contributions are made (or would be made if a
Participant were making Pre-tax Contributions) and shall apply to the portion of each eligible Participant's Compensation paid during the interval following the previous Profit Sharing
Contribution.
      	(c)	  Medium.  Employer Contributions of all types shall be
made in cash or Shares of Stock, as the Company may from time to time determine, and shall be initially invested in the Company
Stock Fund maintained pursuant to Article XVI.
      	(d)	  Separate Accounts.  Separate accounts within the
Employer Contribution Account shall be maintained for those
portions of each Participant's Accrued Benefit that are
attributable to (i) Matching Contributions and (ii) Profit
Sharing Contributions.  Each such separate account shall be
credited as of each Valuation Date with the Participant's share of any applicable contributions, income, gains, losses,
distributions, expenses and other charges and any other
adjustments.
      	(e)	  Vesting.  All Employer Contributions (other than
Qualified Non-Elective Contributions, which are immediately
vested in full) shall be vested in accordance with Article VI of the Plan.
      	(f)	  Forfeitures.  Any forfeitures of Matching
Contributions or Profit Sharing Contributions shall be applied as
Matching Contributions by the Employer which originally made the contributions that gave rise to the forfeiture.  Forfeitures shall be applied for the Plan Year in which the forfeiture occurs pursuant to Section 6.2.  If more than one Employer made such contributions, then the forfeitures shall be applied by each such
Employer in proportion to the contributions made by that Employer that gave rise to the forfeiture compared to the contributions made by all Employers that gave rise to the forfeiture.
      	(g)	  Distribution.  A Participant's Employer Contribution
Accounts shall be distributable only in accordance with the
provisions of Articles VIII and IX governing Employer
Contribution Accounts; provided that a Participant's Matching
Contribution Account shall be distributed as required pursuant to
Section 4.1.10 or 4.2.11 as the case may be.
      	(h)  	Status and Use of Contributions.  Except as provided
in Section 18.4, all contributions made by the Employer to the
Trust shall be irrevocable and shall be used solely to pay
benefits under the Plan or to defray the expenses of
administering the Plan.
      	(i)  	No Employee Contributions Required.  Except to the
extent of electing Pre-tax Contributions pursuant to Section 4.2 as a condition of receiving Matching Contributions pursuant to
Section 4.1.1, Participants shall not be required to make
contributions to the Trust.

    4.2	  Pre-tax Contributions.

    4.2.1  	Compensation Reduction Elections.  Any Participant
desiring to authorize Pre-tax Contributions to be made to the Trust Fund by his Employer must do so by electing to reduce his Compensation in the manner directed by the Plan Administrator from time to time. Any Pre-tax Contributions authorized by a

Participant (a) must be in increments of one percent (1%) of Compensation up to a maximum of fifteen percent (15%) of Compensation, (b) will apply to a Participant's entire Compensation (except as limited by Code Section 401(k), this
Section 4.2 and Section 4.4 of the Plan), and (c) shall be funded by payroll deductions against the Participant's Compensation.

    4.2.2	  Maximum Amount of Pre-tax Contributions.  The maximum
amount of Pre-tax Contributions made on behalf of any Participant shall be subject to all of the following limitations:
    (a) no Pre-tax Contributions shall be made on account of a Plan Year in amounts which the Plan Administrator determines will cause the Plan to fail the Average Actual Pre-tax Contribution Percentage test of this Section 4.2;
    (b) no Pre-tax Contributions shall be made for any Participant during any calendar year in excess of $7,000 multiplied by the Adjustment Factor;
    (c) no Pre-tax Contribution shall be made on account of any Plan Year which would cause the Participant's Annual Addition to exceed the maximum Annual Addition permitted for such Plan Year pursuant to the provisions of Section 4.4 after taking into account all Pre-tax and Matching Contributions previously made or committed to be made on behalf of the Participant for such Plan
Year but prior to taking into account any other voluntary contributions to a plan which must be aggregated with the Plan for purposes of Section 4.4 made on behalf of or by the Participant for such Plan Year;
    (d) No Pre-tax Contribution shall be made on account of any Plan Year that exceeds the limit set forth in Subsection 4.2.1.

    4.2.3	  Commencement of Pre-tax Contributions . Each
Participant shall be eligible to elect a level of Pre-tax Contributions effective as of his or her Entry Date, or as of any subsequent paydate applicable to the Participant, provided that the election is made in the manner then required by the Plan Administrator no later than the deadlines to be set by the Plan Administrator from time to time.

    4.2.4	  Modification and Termination of Pre-tax
Contributions. A Participant's election to commence Pre-tax Contributions shall remain in effect until modified or terminated. A Participant may modify his Compensation reduction election to increase or decrease the rate of Pre-tax Contributions made on his behalf or terminate such contributions, effective on any paydate applicable to the Participant, provided that the new election is made in the manner then required by the Plan Administrator no later than the deadlines to be set by the Plan Administrator from time to time.

    4.2.5	  Separate Accounts.  A separate Pre-tax Contribution
Account shall be maintained for that portion of each Participant's Accrued Benefit that is attributable to Pre-tax
Contributions. Each such separate account shall be credited as of each Valuation Date with the Participant's share of any applicable contributions, income, gains, losses, distributions, expenses and other charges and any other adjustments.

    4.2.6	  Vesting.  Pre-tax Contributions shall be fully vested
and non-forfeitable at all times.

    4.2.7	  Distribution.  A Participant's Pre-tax Contribution
Account shall be distributable only in accordance with the provisions of Articles VIII and IX governing Pre-tax Contribution
Accounts; provided that a Participant's Pre-tax Contribution
Account shall be distributed as required pursuant to Code Section
401(k), this Section 4.2 and Section 4.4 of the Plan.

    4.2.8	  Deadline for Pre-tax Contributions. Pre-tax
Contributions shall be contributed and allocated to the Trust Fund as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but no later than the fifteenth (15th) business day of the month following the month in which such amounts have been received by the Employer or would otherwise have been payable to the Participant in cash, or by such other times as may be provided in applicable regulations under the Code or ERISA.

    4.2.9	  Distribution of Excess Individual Pre-tax
Contributions.
(a) In General. Notwithstanding any other provision of the Plan, Excess Individual Pre-tax Contributions, plus any income and minus any losses allocable thereto, shall be distributed no later than the first April 15 following the Effective Date, and each April 15 thereafter, to Participants to whose accounts Excess Individual Pre-tax Contributions were allocated for the preceding calendar year and who claim Excess Individual Pre-tax Contributions for such calendar year. Excess Individual Pre-tax Contributions shall be treated as Annual Additions under the Plan.
(b) Requirements for Making a Claim. A Participant's claim for distribution of Excess Individual Pre-tax Contributions:
(i)  shall be in writing;
(ii) shall be submitted to the Plan Administrator not later than the March 1 following the calendar year for which Excess Individual Pre-tax Contributions have been made;
(iii) shall specify the amount of the Participant's Excess Individual Pre-tax Contributions for the calendar year; and
(iv) shall be accompanied by the Participant's written statement that if such amounts are not distributed, then the Participant's Excess Individual Pre-tax Contributions, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k), or 403(b), will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the Excess Individual Pre-tax Contributions occurred.
(c) Determinations of Income or Loss. Any Excess Individual Pre-tax Contribution shall be adjusted for income or loss before being distributed to the Participant. The income or loss applicable to Excess Individual Pre-tax Contributions shall be determined by multiplying the income or loss allocable to the Participant's Pre-tax Contribution Account for the Plan Year by a fraction:
(i) the numerator of which is the Excess Individual Pre-tax Contributions made on behalf of the Participant for the preceding Plan Year and
(ii) the denominator of which is the account balance in the Participant's Pre-tax Contribution Account on the last day of the preceding Plan Year.

    4.2.10	  Average Actual Pre-tax Contribution Percentage Test.
(a)  In General.   The Average Actual Pre-tax Contribution
Percentage for Highly Compensated Employees for each Plan Year shall not exceed the greater of:
(i) the Average Actual Pre-tax Contribution Percentage for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or
(ii) the Average Actual Pre-tax Contribution Percentage for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0; provided that the Average
Actual Pre-tax Contribution Percentage for Participants who are
Highly Compensated Employees does not exceed the Average Actual Pre-tax Contribution Percentage for Participants who are Non-highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of the alternative limitation with respect to any Highly Compensated Employee.
(b)  Special Rules.
(i)  The Actual Pre-tax Contribution Percentage for any
Participant who is a Highly Compensated Employee for the Plan
Year and who is eligible to have Pre-tax Contributions allocated to his account under two or more arrangements described in Code
Section 401(k) that are maintained by one or more of the Affiliated Employers shall be determined as if such Pre-tax Contributions were made under a single arrangement.
(ii) If any non-elective contributions made by any Affiliated Employers to any one or more Section 401(k) arrangements referred to in paragraph (b)(i) above of this Subsection 4.2.10 qualify for, and are actually taken into account for purposes of, determining a Participant's Actual Pre-tax Contribution
Percentage under such arrangements, then such qualified non-elective Affiliated Employer contributions shall be taken into account in applying the Average Actual Pre-tax Contribution
Percentage test and all other rules of this Subsection 4.2.10.
(iii)  For purposes of determining the Actual Pre-tax
Contribution Percentage of a Participant who is a Highly
Compensated Employee, the Pre-tax Contributions, any qualified non-elective Affiliated Employer contributions referred to in paragraph (b)(ii) above of this Subsection 4.2.10, and the Compensation of such Participant shall include the Pre-tax Contributions, any qualifying non-elective Affiliated Employer contributions and the Compensation of Family Members. Family
Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Actual Pre-tax Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.
(iv) The determination and treatment of Pre-tax Contributions, any qualified non-elective Affiliated Employer contributions referred to in paragraph (b)(ii) above of this Subsection 4.2.10, and the Actual Pre-tax Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

    4.2.11	  Distribution of Excess Aggregate Pre-tax
Contributions.
(a) In General. Notwithstanding any other provisions of the Plan, Excess Aggregate Pre-tax Contributions, plus any income and minus any loss allocable thereto, shall be distributed to Participants who are Highly Compensated Employees and to whose accounts Pre-tax Contributions (and, if applicable, qualified non-elective Affiliated Employer contributions referred to in paragraph (b)(ii) of Subsection 4.2.10 above) were allocated for a Plan Year, and all of the required amounts shall be distributed within two and one half (2-1/2) months after the end of such Plan Year; provided, however, that if the Plan Administrator is unable to determine and distribute all of the required amounts within such two-and-one-half-month period, then all of the required amounts shall nevertheless be distributed by the last day of the Plan Year which includes such two-and-one-half-month period. Excess Aggregate Pre-tax Contributions shall be treated as Annual Additions under the Plan.
(b) Determination of Required Distributions. Any distribution of Excess Aggregate Pre-tax Contributions for a Plan Year shall be made to Participants who are Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate Pre-tax Contributions attributable to each of such Participants as determined by reducing the Pre-tax Contributions permitted on behalf of such Participants in order of the Actual Pre-tax Contribution Percentages beginning with the highest of such percentages.
(c) Determination of Income or Loss. All Excess Aggregate Pre-tax Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Aggregate Pre-tax Contributions shall be determined by multiplying the income or loss applicable to the Participant's Pre-tax Contribution Account for the Plan Year by a fraction:
(i) the numerator of which is the Excess Aggregate Pre-tax Contributions on behalf of the Participant for the preceding Plan Year and
(ii) the denominator of which is the account balance in the Participant's Pre-tax Contribution Account (plus, if applicable, the account balance in any qualified non-elective Affiliated

Employer contribution account) on the last day of the preceding
Plan Year.
(d) Sources for Distribution of Excess Aggregate Pre-tax Contributions. Excess Aggregate Pre-tax Contributions shall be distributed as follows: first, they shall be distributed from the Participant's Pre-tax Contribution Account to the extent of the balance in such account and from other such accounts of the Participant in any other arrangements described in Code Section 401(k) maintained by an Affiliated Employer to the extent of such balances and, second as necessary, they shall be distributed from any qualified non-elective Affiliated Employer contribution account (referred to in paragraph (b)(ii) of Subsection 4.2.10 above) in such other 401(k) arrangements.

    4.3	  Rollover Contributions and Direct Transfers into Plan.

    4.3.1  	Authorization.  Subject to the Provisions of
Subsection 8.3.3, with the approval of the Plan Administrator to be exercised in a non-discriminatory manner and without regard to any limitation on contributions contained in the Plan, (a) the Trust Fund may receive as a Rollover Contribution any amounts received by a Participant from another qualified retirement plan, either directly or through the medium of an Individual Retirement Account eligible to hold such distribution, and (b) the Trust Fund may receive as a Rollover Contribution any amounts held for the benefit of a Participant by the trustee of another qualified retirement plan, provided that such transfer is made directly from the trustee of such other plan to the Trustee and that such other plan permits such a direct transfer; and (c) provided that each Rollover Contribution of either type shall be subject to the additional requirements set forth in this Section 4.3.

    4.3.2	  Protection of the Plan.  No Rollover Contribution may
be received if the Plan Administrator determines that it may adversely affect the qualified tax status of the Plan or of the Trust Fund.

    4.3.3	  Eligibility for Rollover Treatment. No Rollover
Contribution may be received unless the transfer to the Trust Fund is either made within sixty (60) days of the Participant's receipt of the rollover distribution or is made by a direct trustee-to-trustee transfer and, in either case, the Plan Administrator has first determined that the Participant is allowed under the Code to make a Rollover Contribution to the Trust Fund.

    4.3.4	  Service Requirement.  For purposes of this Section
4.3, an Employee shall be treated as a Participant immediately upon becoming an Employee.

    4.3.5	  Separate Accounts.  A separate Rollover Contribution
Account shall be maintained for that portion of the Participant's
Accrued Benefit that is attributable to Rollover Contributions.

Each such separate account shall be credited as of each Valuation
Date with the Participant's share of any applicable contributions, income, gains, losses, distributions, expenses and other charges and any other adjustments.

    4.3.6	  Vesting.  All Rollover Contribution Accounts shall be
fully vested and non-forfeitable at all times.

    4.3.7	  Distribution.  A Participant's Rollover Contribution
Account shall be distributable only in accordance with the provisions of Articles VIII and IX governing Employee
Contribution Accounts.

    4.4	  Limitations on Annual Additions.

    4.4.1  	In General.  In no event shall the Annual Addition to
all of a Participant's accounts for any Limitation Year exceed the lesser of $30,000 (multiplied by any Adjustment Factor in effect for the Limitation Year) or 25% of such Participant's total Section 415 Compensation.
If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve-consecutive-
month period, the maximum permissible amount will not exceed the amount determined in the paragraph above multiplied by the
following fraction:
Number of months in the short Limitation Year
12

    4.4.2	  Multiple Defined Contribution Plans.  If a
Participant is also a participant in one or more additional qualified defined contribution plans or welfare benefit funds (as defined in Code Section 419(e)) maintained by any Affiliated Employer (or its affiliates within the meaning of Code Sections 415(h) or 414(m)), the Annual Addition made to the Participant's account under this Plan shall be limited so that the sum of the Annual Additions made to the Participant's accounts under all such plans shall not exceed the limitation set forth in Section
4.4.1. Amounts allocated after March 31, 1984, to an individual medical account as defined in Code Section 415(l)(1), which is part of a defined benefit plan maintained by an Affiliated Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee as defined in Code Section 419(d)(3), under a welfare benefit fund as defined in Code Section 419(e), which is maintained by an Affiliated Employer, are treated as Annual Additions to a defined contribution plan.

    4.4.3	  Combination of Defined Contribution and Defined
Benefit Plans. If a Participant in this Plan is also a participant in a defined benefit plan or plans maintained by any

Affiliated Employer (or its affiliates within the meaning of Code Sections 415(h) or 414(m)), the Annual Additions made to the Participant's account under this Plan shall be limited so that the sum of the following fractions may not exceed 1.0 for any Limitation Year:
(a)  Defined Benefit Plan Fraction.  A fraction:
(i) the numerator of which is the projected annual benefit of the Participant under the defined benefit plan or plans and
(ii) the denominator of which is the lesser of (I) the product of 1.25 (1.00 if any such plan is either a "top heavy plan" for which no modification in accrued benefits has been made pursuant to Code Section 416(h)(2) or a "super top heavy plan" (each as defined in Code Sections 416(g) and 416(h) respectively)) multiplied by the projected annual benefit of the Participant under such plan or plans if the same provided the maximum dollar benefit allowable or (II) the product of 1.40 multiplied by the projected annual benefit of the Participant under such plan or plans if the same provided the maximum percentage benefit allowable, calculated in each case as if the Affiliated Employer had no defined contribution plan and as of the close of the Limitation Year;
(b)  	Defined Contribution Plan Fraction.  A fraction:
(i) the numerator of which is the sum of the Annual Additions to the Participant's account in the defined contribution plan or plans and the Annual Additions attributable to all welfare benefit funds (as defined in Code Section 419(e)) maintained by the Affiliated Employer (or its affiliates within the meaning of Code Sections 415(h) or 414(m)) as of the close of the Limitation Year and
(ii) the denominator of which is the sum of the lesser of (I) the product of 1.25 (1.00 if any such plan is either a "top heavy plan" for which no modification in contributions has been made pursuant to Code Section 416(h)(2) and Section 9.3(b)(iv) of this Plan, or a "super top heavy plan" (each as defined in Code Sections 416(g) and 416(h) respectively)) multiplied by the maximum dollar Annual Additions allowable to the Participant's accounts or (II) the product of 1.40 multiplied by the maximum percentage Annual Additions allowable to the Participant's accounts, calculated in each case as the contributions which could have been made under a defined contribution plan with respect to all years of service with the Affiliated Employer and as if the Affiliated Employer had no defined benefit plan.

    4.4.4  	Protective Procedures.  The following procedures
shall be applied to determine whether the limitations set forth above may be exceeded by the allocation of contributions to a Participant's accounts and, if so, to avoid exceeding the limitations.
(a)	  Estimation.  Prior to determining the Participant's actual
Section 415 Compensation for the Limitation Year, the Plan Administrator may determine the maximum permissible Annual
Addition for a Participant on the basis of a reasonable estimation of the Participant's Section 415 Compensation for the

Limitation Year, uniformly determined for all Participants
similarly situated.
(b)  	Determination.  As soon as is administratively feasible
after the end of the Limitation Year, each Participant's maximum permissible Annual Addition for the Limitation Year shall be determined on the basis of the Participant's actual Section 415 Compensation for the Limitation Year.
(c)	  Disposition of Excess.  If there is an allocation in excess of such amount, the excess shall be eliminated in accordance with Code Section 415 and regulations promulgated thereunder as follows:
(i)  any voluntary after-tax contributions shall be returned to the Participant, together with any gains attributed to such contributions and less any losses, to the extent necessary to eliminate the excess amount;
(ii)  Any Pre-tax Contributions shall be returned to the
Participant, together with any gains attributable to such contributions and less any losses, to the extent necessary to eliminate the excess amount;
(iii) If after the application of steps (i) and (ii) an excess amount still exists (or as necessary to avoid any violation of
Code Sections 401(a)(4) and 401(m) and Section 4.1 of this Plan), any Matching Contribution shall be forfeited (if forfeitable) or
(if not forfeitable) shall be distributed to the Participant, together with any gains attributable to such contributions and less any losses, to the extent necessary to eliminate the excess amount;
(iv)  If after the application of steps (i), (ii) and (iii) an excess amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's accounts shall be used to reduce Matching
Contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.
(v)  If after the application of steps (i), (ii) and (iii) an excess amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount shall be held unallocated in a suspense account. The suspense account shall be applied to reduce future Matching Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.
(d)	  No Allocation of Investment Gains and Losses.  If a
suspense account is in existence at any time during the Limitation Year pursuant to this Subsection 4.4.4, it shall not participate in the allocation of the Trust Fund's investment gains and losses.

                            ARTICLE V

                            Benefits

    5.1	  Retirement Benefits.

    5.1.1  	Right to a Benefit.  Upon reaching his Normal
Retirement Date, a Participant shall be entitled to receive a nonforfeitable retirement benefit equal to his Accrued Benefit as determined in accordance with Article VII, payable in the form provided in Article VIII, and commencing on his Benefit Commencement Date as determined in Article IX.

    5.1.2	  Postponed Retirement.  If a Participant remains in an
Affiliated Employer's Service after his Normal Retirement Date, the payment of his retirement benefit shall be deferred until his Postponed Retirement Date (but subject to the provisions of Article IX) and until then the Participant shall continue to participate and have all the rights under the Plan that he would have if he had not reached his Normal Retirement Date. On the Participant's Postponed Retirement Date, he shall be entitled to benefits equal to his Accrued Benefit as determined in accordance with Article VII, payable in the form provided in Article VIII, and commencing on his Benefit Commencement Date as determined in
Article IX.

    5.2	  Disability Benefits.  If a Participant becomes
Disabled, and his Service is terminated prior to his retirement, death or other termination of employment, then he shall be entitled to receive his Accrued Benefit as determined in accordance with Article VII, payable in the form provided in
Article VIII, and commencing on his Benefit Commencement Date as determined in Article IX.

    5.3	  Death Benefits.

    5.3.1  	Right to a Death Benefit.  If a Participant dies
prior to his retirement or other termination of Service, then his designated Beneficiary shall be entitled to receive his Accrued Benefit, as determined in accordance with Article VII, payable in the form provided in Article VIII, and commencing on the Benefit Commencement Date as determined in Article IX.

    5.3.2	  Limitation on Rights of a Married Participant's
Beneficiary. The right of a Participant's designated Beneficiary to receive death benefits pursuant to this Section 5.3 shall be subject to any rights of the Participant's surviving Spouse if the requirements of Section 8.3 have not been met with respect to such designated Beneficiary.

    5.3.3	  No Beneficiary.  If no Beneficiary has been
designated, or the designated Beneficiary and any Contingent Beneficiaries shall not survive the Participant, distribution shall be made to the Participant's surviving Spouse or, if there is none, then to his issue per stirpes. If there is neither surviving Spouse nor issue then living, the benefit shall be paid to the deceased Participant's executor or administrator.

    5.4  	Termination Benefits.  If a Participant's Service  is
terminated for any reason other than retirement, Disability or death, then he shall be entitled to a termination benefit equal to his Vested Benefit, as determined in accordance with Articles
VI and VII, payable in the form provided in Article VIII, and commencing on his Benefit Commencement Date as determined in
Article IX.

                         ARTICLE VI

                          Vesting

    6.1	  Vesting Percentage.  With respect to the Accrued
Benefit of each Participant attributable to Employer contributions made for all periods prior to July 1, 1997, the Participant's Vesting Percentage shall be 100% at all times.
With respect to the Accrued Benefits attributable to Employer contributions made for all periods on or after July 1, 1997, the Vesting Percentage of each Participant who had at least three (3) Years of Vesting Service as of July 1, 1997 shall be 100% at all times and the Vesting Percentage of each other Participant shall be determined in accordance with the following provisions of this
Section 6.1. The Vesting Percentage of a Participant who is in the Service of an Employer upon (a) the later of (i) his 65th birthday and (ii) the third anniversary of his initial Entry Date, (b) Disability, or (c) death shall be 100%. If the Service of a Participant who did not have at least three (3) Years of Vesting Service as of July 1, 1997 is terminated prior to the earliest of the times determined under the preceding sentence, his Vesting Percentage shall be determined as follows:
     Years of             Vesting           Forfeited
     Vesting Service      Percentage        Percentage
     ---------------      ----------        ----------
     Less than 1 Year        0                 100%
     1 Year but less         20%               80%
       than 2
     2 Years but less        50%               50%
       than 3
     3 Years or more         100%              0%

    	6.2	Forfeiture.

	(a)	In General.  The forfeited percentage (determined from the
table in Section 6.1) of a former Participant's Employer
Contribution Accounts shall be held until the earlier of (i) payment to the Participant of his Vested Benefit or (ii) his incurrence of five consecutive One-Year Breaks in Service and then it shall be forfeited and dealt with as provided in Section
4.1.1B of Article IV. Except if a forfeiture must be restored pursuant to Section 6.5, a forfeiture under the provisions of this Section 6.2 shall be permanent.

	(b)	  Amounts Not Forfeited.  Any balances remaining in a former
Participant's Employer Contribution Accounts after a forfeiture pursuant to Paragraph (a) shall be non-forfeitable and the former
Participant's Vested Benefit shall include such non-forfeitable balances.

		(c)	  Accounting After Reemployment.  If a former Participant is reemployed by an Employer, any non-forfeitable balances held in the Trust pursuant to Paragraph (b) shall be held as sub-accounts in the Participant's Employer Contribution Accounts until the
Participant's Vesting Percentage equals 100%, at which time such sub-accounts shall be combined with the Participant's regular
Employer Contribution Accounts.

    	6.3  	Reemployment After Termination of Service.  If a former
Participant is reemployed by an Employer and:

		(a)	no portion of the Participant's Vested Benefit has been paid to such Participant in accordance with Section 7.1, the balance in his Employer Contribution Accounts shall be determined in accordance with Section 6.2 (and, if applicable, Section 6.5) and his Vesting Percentage shall be based upon the number of his
Years of Vesting Service after applying Section 6.6;

		(b)	any portion of the Participant's Vested Benefit has been paid to such Participant in accordance with Section 7.1 and such
Participant has repaid such portion in accordance with Section
6.4, the balance in his Employer Contribution Accounts shall be determined in accordance with Sections 6.2 and 6.5, and his
Vesting Percentage shall be based upon the number of his Years of
Vesting Service after applying Section 6.6; or

		(c)	any portion of the Participant's Vested Benefit has been paid to such Participant in accordance with Section 7.1 and such
Participant has not repaid such portion in accordance with
Section 6.4, the balance in his Employer Contribution Accounts shall be determined in accordance with Section 6.2, and his
Vesting Percentage shall be based upon the number of his Years of
Vesting Service after his Reemployment Commencement Date.

    	6.4	  Repayment of Vested Benefits.  If at or after a
Participant's prior separation from Service, he received all or any portion of his Vested Benefit, he may, if he returns to Service, repay the full amount received before the earlier of (a) five (5) years from his Reemployment Commencement Date or (b) his number of consecutive One-Year Breaks in Service equals five (5).

    	6.5	  Restoration of Forfeitures.

	(a)  	In General.  A former Participant who has forfeited a
portion of his Employer Contribution Accounts pursuant to Section
6.2 shall have the forfeited amount restored (without interest or other adjustment for Trust income, gains or losses during the period of forfeiture) to his Employer Contribution Accounts if:
			(i)	the former Participant is reemployed by an Employer before
incurring five (5) consecutive One-Year Breaks in Service; and
		(ii)	if the former Participant received a distribution of any
portion of his Vested Benefit, the former Participant repays in accordance with the provisions of Section 6.4 such portion of his
Vested Benefit that he received.  No forfeiture shall be restored to any Participant who does not meet the requirement of paragraph
(i) and, if applicable, the requirement of this paragraph.

	(b)	  Accounting for Restored Forfeitures.  Any forfeiture
restored pursuant to Paragraph (a) shall be credited to sub-accounts in the Participant's Employer Contribution Accounts, and the Participant's Vested Benefit attributable to such sub-accounts at any relevant time shall equal an amount (X) determined by the following formula:

		X = P(AB + (R x D)) - (R x D)

	For purposes of applying this Formula:

	P is the Participant's Vesting Percentage determined pursuant to
Section 6.1 at the relevant time.

	D is the amount of the Participant's Vested Benefit originally distributed to the Participant.

	R is the ratio of (i) the balance of the Participant's Employer Contribution Accounts at the relevant time to (ii) the balance of his Employer Contribution Accounts after the original distribution of his Vested Benefits.

	AB is the balance of the Participant's Employer Contribution Accounts at the relevant time.

	The relevant time is the time at which, under the Plan, the Participant's Vesting Percentage in his Employer Contribution
Accounts cannot increase.

		(c)	  Source of Restored Forfeitures.  Any forfeitures restored
pursuant to Paragraph (a) shall be restored from amounts
forfeited pursuant to Section 6.2 during the Plan Year in which the restoration is to be made.  Notwithstanding any provisions of the Plan to the contrary, if the aggregate amount to be so
restored to the Employer Contribution Accounts of Participants
exceeds the amount of such forfeitures, the Employer(s) shall make a contribution to the Plan in the amount of such excess.
Any such contribution shall not be allocated under Article IV.

    	6.6  	Years of Vesting Service and Break-in-Service Rules.
All Years of Vesting Service shall be taken into account for the purpose of determining a Participant's Vesting Percentage except as follows.  Notwithstanding Section 6.3:
		(a)	Years of Vesting Service credited to an Employee before a
One-Year Break in Service shall be disregarded until and unless he has completed one Year of Vesting Service after the One-Year
Break in Service.
		(b)	If a Participant has no Vested Benefit, Years of Vesting
Service before a period of consecutive One-Year Breaks in Service shall be disregarded if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of five (5) or the
aggregate number of Years of Vesting Service.
		(c)	Years of Vesting Service credited to an Employee after five
(5) consecutive One-Year Breaks in Service shall be disregarded in determining his Vesting Percentage in the balance of his
Employer Contribution Accounts that was credited prior to the
Service break.

                           ARTICLE VII

               Calculation of Benefits and Accounts

    7.1	  Calculation of Benefits.  For purposes of calculating
the amount of benefits payable under the Plan, the Vested Benefit and Accrued Benefit of a Participant, former Participant or Beneficiary shall be determined as of the latest Valuation Date coinciding with or following the event which gives rise to the benefit and prior to or coinciding with commencement of payment of the benefit, or as of such other date as the Plan Administrator shall select in any instance in accordance with a non-discriminatory policy.

    7.2	  Calculation of Accounts.  Any contribution or income,
gain, loss, expense or other credit or charge shall be credited to or charged against the Participant's accounts on the earliest Valuation Date coinciding with or next following the realization or incurrence of the item. Any benefit payment shall be charged against the Participant's accounts as of the day after the Valuation Date utilized under Section 7.1 to determine the amount of the benefit payment.

                         ARTICLE VIII

                      Payment of Benefits

    8.1	  Form of Benefits.

    8.1.1  	Retirement, Disability or Termination Benefits.
Benefits payable on account of a Participant's retirement,
Disability or termination of Service prior to attaining
retirement age shall be payable in any of the following forms, as selected by the Participant:
	(a)	In a lump sum paid (at the distributee's option) by check or by a combination of the shares of Stock in the Participant's accounts with the balance paid by check, except that the value of any fractional shares of Stock shall be paid by check.
	(b)	Except as provided below, in periodic installments (not less frequently than annually or more frequently than monthly) paid by check over a period equal to the shorter of fifteen (15) years or the joint life expectancies of the Participant and his Beneficiary; provided that: (i) at least 51% of the Participant's Vested Benefit (as determined when payment commences) shall be payable during the Participant's life expectancy (as determined when payment commences) and (ii) the amount distributed each year shall at least equal the quotient obtained by dividing the Participant's Vested Benefit by the applicable life expectancy or joint life expectancy. (For purposes of this paragraph (b), payments shall be calculated by use of the return multiples specified in Section 1.72-9 of the Income Tax Regulations and the life expectancies of the Participant and his Spouse (if a Beneficiary) shall be redetermined annually.) Notwithstanding the foregoing, a Participant shall not be entitled to elect installment payments if a lump sum is required pursuant to Section 9.8 (relating to small benefits) and a Participant shall be entitled to elect payment in shares of Stock from his Basic Contribution Account, as required by Section 17.4.

    8.1.2	  Death Benefits.  Benefits paid on account of a
Participant's death shall be payable only in a lump sum, paid (at the distributee's option) by check or by a combination of the shares of Stock in the Participant's accounts with the balance by check, except that the value of any fractional shares of Stock shall be paid by check.

    8.2	  Notice and Election of Benefit Form.

    	8.2.1  	Notice.  As required by section 1.411(a)-11(c) of the
Income Tax Regulations, not less than 30 days and not more than 90 days before payment or commencement of a benefit, the Plan Administrator shall give notice to the Participant or Beneficiary concerning the (i) availability of alternative forms (if any) of benefits and payment, (ii) direct rollover rights for eligible rollover distributions (as described in Code Section 402(c)), and
(iii) availability of options (if any) as to timing of payment.

    8.2.2	  Election.  After receiving such notice, and subject
to Subsection 8.2.3 below, the prospective distributee shall elect (in the manner directed by the Plan Administrator at such time): (i) if applicable, the form of benefit and payment; (ii) if the distribution is an eligible rollover distribution, whether to exercise a direct rollover right; and (iii) if applicable, the timing of payment.

    8.2.3	  Conditions for Accelerated Payment.  If a
distribution is one to which Code sections 401(a)(11) and 417 (requiring a Spouse's consent) do not apply, such distribution may commence less than 30 days after the notice required by this
Section 8.2 is given, provided that either the distribution is subject to Section 9.8 (for Vested Benefits that do not exceed $3,500) or both of the following conditions are met:
(a) the Plan Administrator clearly informs the prospective distributee that such individual has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
(b) such prospective distributee, after receiving the notice, affirmatively elects a distribution.

    8.3.	  Annuity Benefits Generally Not Required.

    8.3.1  	In General.  This Plan is a profit sharing and
elective deferral plan which meets the following two conditions:
(a) Participants may not elect benefit payments in the form of a life annuity and (b) upon the death of a Participant who leaves a surviving Spouse, the Participant's Vested Benefit shall be paid to the surviving Spouse unless the requirements of Subsection
8.3.2 are met for payment to an alternate designated Beneficiary.

    8.3.2	  Conditions on Payment of Death Benefits to a
Designated Beneficiary. Upon the death of a Participant prior to payment of his Plan benefits on account of retirement, Disability or termination, his Vested Benefit shall be paid to his designated Beneficiary if all of the requirements specified in paragraph (a) are met or if any of the conditions of paragraph
(b) exist:
(a) the Participant's surviving Spouse has consented in writing to an alternate designated Beneficiary (to receive the whole or any part of any death benefit payable under the Plan) and such consent: (i) acknowledges the effect of such designation; (ii) is witnessed by the Plan Administrator or its designate or a notary public; and (iii) is the most recent designation submitted to the Plan Administrator by or for the Participant at the date of his death; or
(b) the consent referred to in paragraph (a) cannot be obtained because it is established to the satisfaction of the Plan Administrator that: (i) the Participant has no surviving Spouse;
(ii) the Participant's surviving Spouse cannot be located; or
(iii) other circumstances, as may be provided for in regulations under the Code, exist that prevent the Participant from obtaining the consent referred to in Paragraph (a).

    8.3.3	  Restrictions on Transfers into Plan.  The Plan shall
not accept any direct or indirect transfers of any benefits from a defined benefit plan, money purchase pension plan (including a target benefit plan), or a stock bonus or profit sharing plan which provides for a life annuity form of payment to a Participant; provided, however, that an "eligible rollover distribution" within the meaning of Code Section 402(c)(4) shall not be prohibited as a Rollover Contribution by this Section.

    8.4	  Withdrawals During Employment.  Upon the application by
any Participant, the Plan Administrator shall direct the Trustee to make distributions to the Participant pursuant to Subsections 8.4.1, 8.4.2, 8.4.3 or 8.4.4, subject to the applicable provisions of such subsections and of Subsection 8.4.5, while the Participant remains in the Service of an Affiliated Employer. No such withdrawals shall be permitted from a Participant's Basic Contribution Account.

    8.4.1  	Withdrawals from Pre-Tax Contribution Account After
Attaining Age 59-1/2. Once a Participant attains age 59-1/2, he may withdraw for any reason 25%, 50%, or 100% of his Pre-tax
Contribution Account.

    8.4.2	  Hardship Withdrawals from Pre-Tax Contribution
Account. A Participant of any age may request a withdrawal from his Pre-tax Contribution Account, subject to the following conditions:
(a)  	Restrictions on Amount.  Each hardship withdrawal under
this Subsection 8.4.2 shall be for no more than the lesser of the amount necessary to alleviate the hardship and the applicable amount in paragraph (i) or (ii) below:
(i) if made before the Participant attains age 59-1/2, the Participant's cumulative Pre-tax Contributions, reduced by amounts previously withdrawn under this Subsection 8.4.2;
(ii) if made after the Participant attains age 59-1/2, the balance in the Participant's Pre-tax Contribution Account.
(b)	  Required Purposes -- Facts and Circumstances Test.
Hardship withdrawals shall be permitted under this Subsection 8.4.2: (i) only for the purpose of enabling the Participant to meet immediate and heavy financial needs (including only (1) medical expenses of the Participant or his Family Members, (2) the cost of purchasing or remodeling or of avoiding foreclosure on or eviction from the Participant's primary residence, (3) the cost of funeral expenses for the Participant's Family Members,
(4) the cost of providing education to the Participant's Family Members or (5) in case of any layoff of more than two (2) weeks' duration) and (ii) only to the extent such needs cannot be met from other resources reasonably available to the Participant, including all loans and other withdrawals available under this Plan; provided that the Plan Administrator shall rely reasonably on the Participant's representation that he cannot meet the financial need from insurance, that he has already made reasonable liquidation of other assets and that he has already utilized other available distributions and loans from other employer plans and loans from commercial sources.

    8.4.3	  Withdrawals from Employer Contribution Accounts.  A
Participant of any age may withdraw for any reason all or any of the vested portions of his Employer Contribution Accounts, subject to the following limitations:

(a)  	Maximum Amount.  A Participant's withdrawals under this
Subsection 8.4.3 shall not exceed the applicable amount in
paragraphs (i) or (ii) below:
(i)  If the Participant has participated in the Plan for at least five (5) years or is laid off for more than two (2) weeks, the entire vested portion of his Employer Contribution Accounts, and
(ii)  otherwise, the vested portions of the Participant's
Employer Contribution Accounts that are attributable to
contributions made at least two (2) years prior to the date of the withdrawal.
			(b)	  Minimum Amount.  Each withdrawal under this Subsection
8.4.3 shall be for at least the lesser of 50% of the vested
portions of the participant's Employer Contribution Accounts and
$2,000.

    8.4.4	  Withdrawals from Rollover Contribution Account.  A
Participant of any age may withdraw for any reason all or any portion of the balance in his Rollover Contribution Account;
provided that any such withdrawal shall be for at least the lesser of 50% of the balance in such Rollover Contribution
Account and $2,000.

    8.4.5	  General Provisions Applicable to Withdrawals
(a)	  Frequency.  Only one withdrawal (other than hardship
withdrawals under Subsection 8.4.2) may be made by a Participant under this Section 8.4 during each Plan Year; provided that (a) a Participant may request to withdraw amounts simultaneously under Subsections 8.4.1, 8.4.2, 8.4.3 and 8.4.4 and (b) a Participant may request a hardship withdrawal under Subsection 8.4.2 as necessary.
(b) Limitation on Right to Make Pre-tax Contributions Following a Withdrawal. A Participant's right to make Pre-tax
Contributions shall be suspended for twelve (12) calendar months from the effective date of any withdrawal made by the Participant under this Section 8.4.
(c) Accounting for Withdrawals. Withdrawals shall be charged against a Participant's accounts in the following order:
 (i)    Rollover Contribution Account;
 (ii)   Pre-tax Contribution Account;
 (iii)  Pre-July, 1997 Matching Contribution Account;
 (iv) Post-June, 1997 Matching Contribution Account (from the vested portion);
 (v)   Profit Sharing Account (from the vested portion); and
 (vi)  Basic Contribution Account.
	Withdrawals shall be charged to the Participant's interest in each Fund in the Trust Fund in the same proportion that the portion of his respective account or accounts from which the withdrawal is being made is invested on the date as of which the withdrawal is charged. After a withdrawal from any of his Employer Contribution Accounts, the Participant's vested interest in each such Employer Contribution Account at any relevant time shall be equal to an amount (X) determined by the following formula:

			X = P(AB + (R x D)) - (R x D)

		For purposes of applying this formula:

		P is the Participant's Vesting Percentage determined pursuant to
Section 6.1 at the relevant time.
		D is the amount of the withdrawal.

		R is the ratio of (i) the balance of the Participant's withdrawn Employer Contribution Account at the relevant time to (ii) the balance of such Employer Contribution Account after the
withdrawal.
		AB is the balance of the Participant's withdrawn Employer Contribution Account at the relevant time.
	The relevant time is the time at which, under the Plan, the Participant's Vesting Percentage in his withdrawn Contribution
Account cannot increase.
(d)	  Valuation Adjustments for Withdrawals.  The balance in a
Participant's accounts in the Plan shall be adjusted equitably to reflect the effects of any withdrawals made by the Participant in between Plan Valuation Dates.  Any withdrawal requested for
disbursement prior to the next Plan Valuation Date will be
limited in amount by any adjustment necessary to equitably
reflect changes to the value of Plan assets since the immediately preceding Valuation Date.  Notwithstanding the foregoing, the provisions of this paragraph shall not apply while the Plan
employs daily valuations.
(e)	  Rules and Regulations.  Any withdrawal request under this
Section 8.4 shall be made in the manner and with such advance notice as is required by the Plan Administrator from time to time. The Plan Administrator in its discretion shall determine from time to time such additional non-discriminatory conditions on and rules governing withdrawals under this Section 8.4 as it deems appropriate.

    8.5  	Participant Loans.  Loans shall be available to
Participants from their Accrued Benefits, subject to the requirements and limitations of this Section 8.5. Upon approval by the Plan Administrator of properly completed loan documents, the Trustee shall make such loans.

    	8.5.1  	Loan Terms and Conditions.  Each loan shall be
subject to the following terms and conditions:
		(a)  	Maximum Amount.  A Participant may elect to borrow an
amount from the Trust Fund which shall not exceed the lesser of the amounts in paragraphs (i) and (ii) below:
			(i)	the amount equal to 50% of the first $100,000 of the
Participant's Vested Benefit in the Plan, less the outstanding balance, if any, of a prior loan from the Plan; or
			(ii)	$50,000, reduced by the highest outstanding balance of loans from the Plan to the Participant during the one-year period
ending on the day before the date on which such loan is
disbursed.

(b)  Timing of Disbursements.  Each loan shall be disbursed on the next Loan Disbursement Date, as defined below, following receipt of properly completed loan documents by the Trustee by such processing deadline as the Trustee may from time to time set.  The Loan Disbursement Dates shall be such date or dates each month as the Plan Administrator may from time to time set.
(c)  	Authorization of Supplemental Loan Rules and Procedures.
The Plan Administrator may impose supplemental rules and
procedures to govern the granting of loans and the terms of such loans.  All such rules and procedures shall be uniform and
nondiscriminatory with respect to Participants in similar
circumstances.
(d)  	Communication of Terms, Procedures and Forms.  The
following terms, procedures, and documents shall be set forth by the Plan Administrator and made available to all Participants:
	(i)	a loan application procedure, together with a specimen
application, promissory note and security agreement;
	(ii)	the basis for approval of loans;
	(iii)	the minimum and maximum loans permitted;
	(iv)	the procedure for setting the loan interest rate;
	(v)	the events that constitute default and the consequences of
default; and
	(vi)	any other information or procedures pertinent to
administration of the loan program.
Such terms, procedures and documents, as from time to time
revised by the Plan Administrator, are hereby incorporated by reference and made a part of the Plan.
(e)  	Eligibility.  Only Participants who are actively at work
and receiving regular paychecks are eligible to request loans from the Plan.  Participants on leaves of absence, vested
terminated Participants and Beneficiaries may not obtain loans from the Plan while in such status.
(f)  	Number.  Each Participant may have no more than one loan
outstanding at any time.
(g)  	Minimum Amount.  The minimum loan shall be $1,000.
(h)  	Interest Rate.  The interest rate charged on each loan
shall be a fixed interest rate equal to the prime lending rate plus two (2) percentage points, as published by the Wall Street
Journal, pertaining to the base rate on corporate loans at large
US money-center commercial banks on the Interest Determination
Date, as defined below; provided that (i) the loan is disbursed by the first business day of the next month following the
Interest Determination Date and (ii) if more than one prime rate is published, the higher of the rates shall be used.  The
Interest Determination Date shall mean the tenth (10th) day of each month (or the next business day if such day is not a
business day).  The Interest Determination Date for any loan shall be the first Interest Determination Date falling on or after the date that the loan is requested in the manner then currently directed by the Plan Administrator.
(i)	  Source of Funds.  Each loan shall be funded pro-rata from
all Funds in the Trust Fund in which the borrower's Accrued

Benefit is invested and shall be charged to his accounts in the following order:
	(i)	Rollover Contribution Account;
				(ii)	Pre-tax Contribution Account;
				(iii)	Pre- July, 1997 Matching Contribution Account;
				(iv)	Post-June, 1997 Matching Contribution Account (from the
vested portion);
				(v)	Profit Sharing Account (from the vested portion); and
				(vi)	Basic Contribution Account.
(j)  	Disposition of Payments. Loan repayments shall be credited
to the borrower's accounts in inverse order.  Amounts recredited to Employer Matching and Profit Sharing Contributions and to
Basic Contributions shall be invested in the Company Stock Fund, and amounts recredited to the Participant's Rollover Contribution
Account and/or Pre-tax Contribution Account shall be invested in accordance with his then-currently effective investment election for future Pre-tax Contributions.
(k)	  Repayment Terms.  Repayment shall be by payroll deduction
of substantially equal amounts in each of the borrower's payroll periods; provided that a borrower who commences an unpaid leave of absence shall continue making repayments by check on such schedule as the Plan Administrator shall approve (such approval to be made in a uniform and non-discriminatory manner); provided further that such payments by check shall be scheduled in
substantially equal installments not less frequently than
quarterly.  Repayment shall commence with the first payroll paid to the borrower following the date that the loan is disbursed.
Each loan shall be scheduled for repayment over a period of not more than five (5) years from the date that the loan is
disbursed.
(l)	  Prepayment.  Full repayment of the outstanding balance of a loan may be made by check at any time without penalty.  The Plan
Administrator at its sole discretion, but in a uniform and non-
discriminatory manner, may from time to time permit partial
prepayments to be made of outstanding loan balances.
(m)  	Default.  A loan shall be in default in the event that (i)
a borrower fails to make one or more consecutive payments as scheduled and such failure is not remedied within three (3)
months of the due date for the first such payment or (ii) the borrower's employment with the Employer terminates.
(n)	  Collateral.  Fifty percent (50%) of the borrower's vested
interest in the Plan shall be the collateral for each loan.
However, in the event of the borrower's failure to repay the loan in accordance with the provisions of this Section 8.5 or if the loan is otherwise in default, the Plan Administrator may require additional collateral or may take such other action as
appropriate to cause repayment in accordance with the terms of the loan.  Such other action may include, without limitation, deeming the remaining balance of the loan due and payable at the time of default, or treating the unpaid balance of the loan as a withdrawal from the borrower's accounts, provided that such
withdrawal otherwise conforms with the provisions of this Plan.

(o)	  Repayment or Distribution Upon Termination.  A borrower
whose employment with the Employer terminates while a loan is outstanding shall have the right to repay the loan in full by the earlier of (i) three (3) months after such termination and (ii) the date that any portion of the borrower's Accrued Benefit is distributed from the Plan. Unless repaid within such period, the outstanding loan balance shall be deemed to have been distributed to the borrower as of the end of such period, and no further repayments of the loan shall be due or accepted.
(p)  	Directed Investment Status.  Any loan to a Participant
shall be a directed investment of the borrower's own Participant Account, pursuant to Article XVI of the Plan.
(q)  	Loan Fees.  The Plan Administrator may from time to time
impose reasonable initial and/or periodic fees to reflect the costs of making and administering loans. Each borrower shall be responsible for the payment of all such fees in effect when the loan is made and while it remains outstanding. Such fees shall be deducted from the borrower's accounts in the same manner as a loan disbursement.

    8.5.2  	Simultaneous Withdrawals and Loans.  If a withdrawal
and a loan are requested for the same disbursement date, the loan will be charged to the borrower's accounts first, and then the withdrawal will be charged next.

    8.6	  Effect of Reemployment.  In the case of a Participant
who returns to Service after his Benefit Commencement Date but before his Normal Retirement Date, payment of benefits to him shall thereupon cease, and the form of any benefits payable to him thereafter shall be determined in accordance with the provisions of this Article VIII but disregarding any previous benefit elections made by him.

    8.7	  Claims Procedure.

    8.7.1  	Notice of Claim:  Notice of Denial.  In order to
receive any benefits under the Plan, a Participant or his Beneficiary (the "Applicant") shall first file a notice with the Plan Administrator submitting his claim in the manner directed by the Plan Administrator. If a claim for benefits submitted by the Applicant is denied, the Plan Administrator shall furnish to the Applicant, within ninety (90) days after receipt of such claim (or within one hundred and eighty (180) days after such receipt if extenuating or special circumstances require an extension of time) a written notice which: (a) specifies the reasons for the denial, (b) refers to the pertinent provisions of the Plan on which the denial is based, (c) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and (d) explains the claim review procedures of this Section 8.7.

    8.7.2	  Review of Denial.  Upon the written request of the
Applicant submitted within sixty (60) days after his receipt of such written notice, the Plan Administrator shall afford the Applicant a full and fair review of the decision denying the claim, and, if so requested: (a) permit the Applicant to review any documents which are pertinent to the claim, (b) permit the Applicant to submit to the Plan Administrator issues and comments in writing, and (c) afford the Applicant an opportunity to meet with a quorum of the Plan Administrator as a part of the review procedure.

    8.7.3	  Decision on Review.  	Within sixty (60) days after its
receipt of a request for review (or within one hundred and twenty
(120) days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Plan Administrator shall notify the applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.

    8.8	  Transfers to Other Plans

    8.8.1  	In General.  Notwithstanding any provision of the
Plan to the contrary that would otherwise limit a distributee's election under this Section 8.8, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

    8.8.2	  Definitions.  For purposes of this Section 8.8, the
following definitions shall apply:
(a)	 Direct rollover.  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
(b) 	Distributee.  A distributee includes an Employee or former
Employee.  In addition, the Employee's or former Employee's
surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is alternate payee under a qualified
domestic relations order, as defined in Code Section 414(p) are distributees with regard to the interest of the Spouse or former Spouse.
(c)	 Eligible retirement plan.  An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section
408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving
Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
(d)	 Eligible rollover distribution.  An eligible rollover
distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (iii) the portion of any distribution that is not includable in the distributee's gross income (determined without regard to the exclusion for net unrealized appreciation with respect to distributed shares of Stock).

                        ARTICLE IX

                 Benefit Commencement Date

    9.1  	General Rule.  Subject to Sections 9.2 through 9.8, the
Benefit Commencement Date of a Participant who retires upon his Early Retirement Date, Normal Retirement Date , or Postponed
Retirement Date shall be the Valuation Date coinciding with or next following such date of retirement. Subject to Sections 9.2 through 9.8 and unless a Participant elects otherwise in accordance with the provisions of Section 9.2, the Benefit
Commencement Date of a Participant whose Service is terminated other than by reason of retirement, Disability or death shall be the Valuation Date coinciding with or next following his Normal
Retirement Date.

    9.2	  Optional Termination Benefit Commencement Date.  Except
as provided in Sections 9.7 and 9.8, any terminated Participant may choose any Valuation Date coinciding with or following his termination of employment as his Benefit Commencement Date.

    9.3  	Disability Benefit Commencement Date.  The Benefit
Commencement Date of a Participant whose Service is terminated by reason of Disability shall be the Valuation Date coinciding with or next following the termination of his Service; provided that
(a) subject to Sections 9.7 and 9.8, such Participant may choose any subsequent Valuation Date and (b) if such Participant is entitled to receive a disability benefit under any plan to which his Affiliated Employer has contributed, then subject to Sections
9.7 and 9.8, his Benefit Commencement Date shall be the next Valuation Date following the date disability benefits cease under such plan, unless the Participant chooses a different Valuation Date pursuant to clause (a) above.

    9.4	  Retirement After Reemployment.  If, upon reemployment
by an Affiliated Employer, benefits payable to a Participant are suspended in accordance with any provision of this Plan, such Participant's new Benefit Commencement Date shall be determined in accordance with the provisions of this Article IX as if he had not previously had a Benefit Commencement Date prior to such suspension of payment of benefits.

    9.5	  Death Benefit Commencement Date.  If benefits first
become payable to the Spouse or other Beneficiary of a Participant following such Participant's death, payment of such benefits shall be made as of the Valuation Date selected by the distributee, but subject to the applicable limit in Subsections
9.5.1 or 9.5.2 below:

    	9.5.1  	Spouse Beneficiary.	If the distributee is the
Participant's surviving Spouse, payment shall be made by the later of the Participant's Normal Retirement Date and December 31 of the calendar year that includes the fifth (5th) anniversary of the Participant's death.

    	9.5.2	  Non-Spouse Beneficiary.	If the distributee is not the
Participant's surviving Spouse, payment shall be made by December
31 of the calendar year that includes the fifth (5th) anniversary of the Participant's death.

    9.6	  Limited Administrative Delays.  Unless a Participant
elects otherwise, payment of his benefits shall commence not later than sixty (60) days after the close of the Plan Year in which the latest of the following occurs: (a) the Participant's Normal Retirement Date, or (b) the tenth (10th) anniversary of the Participant's Entry Date, or (c) the date on which the Participant actually retires or his Service is otherwise terminated. Subject to the foregoing and to Sections 9.7 and 9.8, the Plan Administrator may take such time as is administratively reasonable and convenient after the relevant Benefit Commencement Date or other relevant Valuation Date to determine the amount of a benefit due and to pay or commence payment of such benefit.

    9.7	  Latest Benefit Commencement Date. Notwithstanding the
provisions of Sections 9.1, 9.2 and 9.3 but subject to Section 9.8, distributions to a Participant must commence no later than the first day of April following the calendar year in which such Participant attains age 70-1/2.

    9.8	  Payment Date When Benefit is $3,500 or Less.  If the
Participant's Vested Benefit is $3,500 or less, the Plan Administrator shall as soon as is administratively convenient distribute such benefit in a lump sum without the Participant's consent. However, a Participant's Vested Benefit may not be paid in an immediate lump sum without his written consent if the Participant's Vested Benefit exceeds $3,500.

                          ARTICLE X

                     Top-Heavy Provisions

    10.1	  Application of Top-Heavy Provisions.  The following
provisions shall become effective in any Plan Year in which the

Plan is determined to be a Top-Heavy Plan, as defined in Section
10.2, and shall supersede any conflicting provisions in the Plan.

    10.2	Determination of Top-Heavy Plan Status: Top-Heavy Plan
Definitions. The following words and phrases shall have the meanings specified:

    10.2.1	  Key Employee and Non-Key Employee.
The phrase "Key Employee" shall mean any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was:
(a) an officer of an Affiliated Employer if (i) such individual's annual compensation exceeds 150% of the dollar limitation under Code Section 415(c)(1)(A) and (ii) such individual is in the group of such officers having the highest annual compensation but that does not exceed the lesser of (1) fifty (50) officers and (2) the greater of three (3) officers or 10% of all Employees of such Affiliated Employer;
(b) an owner (or considered an owner under Code Section 318) of one of the ten (10) largest interests in an Affiliated Employer if such individual's compensation exceeds 100% of the dollar limitation under Code Section 415(c)(1)(A);
(c)  a 5% owner of an Affiliated Employer; or
(d) a 1% owner of an Affiliated Employer if such individual's Compensation exceeds $150,000.
The determination period is the Plan Year containing the Determination Date and the four (4) preceding Plan Years. The determination as to who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the Regulations thereunder.
The phrase "Non-Key Employee" shall mean any Employee (including a beneficiary of such Employee) who is not a Key Employee.

    10.2.2	  Top-Heavy Plan.  For any Plan Year the Plan shall be
considered a "Top-Heavy Plan" if any of the following conditions exist:
(a) If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.
(b) If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.
(c) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

    10.2.3	  Top-Heavy Ratio.
(a) If an Affiliated Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and an Affiliated Employer maintains or has maintained one or more defined benefit plans which, during the five-year period ending on the Determination Date(s), has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction:
(i) the numerator of which is the sum of (1) the account balances under the aggregated defined contribution plan or plans for all Key Employees and (2) the Present Value of the accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and
(ii) the denominator of which is the sum of (1) the account balances under the aggregated defined contribution plan or plans for all Participants and (2) the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s).
All Top-Heavy Ratio determinations shall be made in accordance with Code Section 416 and the regulations thereunder. The account balances under a defined contribution plan and the accrued benefits under a defined benefit plan in both the numerator and the denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an account balance or an accrued benefit made in the five-year period ending on the Determination Date.
(b) For purposes of paragraph (a) above, the value of account balances and the Present Value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or at the end of the twelve-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not performed any service for any Employer maintaining the plan at any time during the five-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account shall be made in accordance with Code
Section 416 and the regulations thereunder. Deductible employee contributions made pursuant to Section 219 of the Internal Revenue Code of 1986 shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

    10.2.4	  Permissive Aggregation Group.  The "Permissive
Aggregation Group" shall be the Required Aggregation Group of plans plus any other plan or plans of an Affiliated Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

    10.2.5	  Required Aggregation Group.  The "Required
Aggregation Group" shall be (a) each qualified plan of an Affiliated Employer in which at least one Key Employee participates and (b) any other qualified plan of an Affiliated

Employer which enables a plan described in clause (a) to meet the requirements of Code Sections 401(a)(4) or 410(b).

    10.2.6	  Determination Date.  The "Determination Date" shall
be (a) for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year or (b) for the first Plan
Year of the Plan, the last day of that Year.

    10.2.7	  Present Value.  For purposes of establishing
"Present Value" to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on (a) annual interest of 5-1/2% and (b) the 1971 Group Annuity Mortality Table.

    10.2.8	  Valuation Date.  For purposes of computing the Top-
Heavy Ratio, the Valuation Date shall be the last day of each Plan Year.

    10.3	  Top-Heavy Plan Requirements.  If the Plan is a Top-
Heavy Plan for any Plan Year or, as part of a Required or Permissive Aggregation Group, the Plan is deemed to be a Top-
Heavy Plan for any Plan Year, the following requirements shall be met, notwithstanding any other provisions of the Plan.

    10.3.1	  Minimum Vesting Schedule.  For any Plan Year in
which this Section 10.3 applies, the non-forfeitable percentage of each Employee in his Accrued Benefit shall be determined in accordance with Article VI. The Minimum Vesting Schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions and Pre-tax Contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no reduction in vested benefits may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. This provision does not apply, however, to the Accrued Benefit of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan and forfeitures of such Accrued Benefits shall be determined without regard to this provision.

    10.3.2	  Minimum Contributions.  For any Plan Year in which
this Section 10.3 applies, except as is otherwise required to satisfy Section 10.4, the following contribution provisions shall apply to the Plan:
(a) Basic Minimum. Each Affiliated Employer shall, on behalf of each Participant it employs who is a Non-Key Employee for such Top-Heavy Plan Year, contribute to the Trust Fund, in addition to any Matching Contribution required pursuant to Section 4.1 for such Participant the lesser of (i) 3% of the Non-Key Employee's Compensation for the Plan Year and (ii) the percentage of the Non-Key Employee's Compensation for the Plan Year that equals the highest percentage of any Key Employee's Compensation for the Plan Year contributed by the Employers (including, for this purpose, any Pre-tax Contributions made on the Key Employee's behalf).
(b) Restriction on Right to a Minimum Contribution. Except as necessary to meet the Top-Heavy minimum benefit accrual requirements of any defined benefit plan or plans in the Required or Permissive Aggregation Group for any Non-Key Employee who has at least 1,000 Hours of Service with an Affiliated Employer during such Top-Heavy Plan Year, no contribution shall be made pursuant to paragraph (a) above on behalf of a Non-Key Employee who was not employed by an Affiliated Employer on the last day of the Plan Year.
(c) Increased Section-415-Limitation Minimum. If, for any Plan Year the Top-Heavy Ratio is in excess of 60% but is not in excess of 90% and the denominator used in determining dollar limitations on maximum benefits under Code Section 415(e) on behalf of an Employee who is covered under the Plan and any defined benefit pension plan maintained by an Affiliated Employer is multiplied by a factor of 1.25, then the contribution rate in clause (i) of paragraph (a) above shall be increased to 4%.

    10.4  	Minimum Accrued Benefits.  Notwithstanding the
provisions of Subsection 10.3.2, for any Plan Year during which the Plan is deemed to be a Top-Heavy Plan as a member of a Required or Permissive Aggregation Group which includes a defined benefit pension plan, the contribution rates in clause (i) of paragraph (a) and in paragraph (c) of Subsection 10.3.2 shall be increased to 5% and 7.5%, respectively.

                          ARTICLE XI

                      Plan Administration

    11.1	  Appointment of Administrator.  References to the
Company shall also include the actions and responsibilities of the Board where appropriate. The Company shall appoint a Committee to serve as the Plan Administrator. Such Committee may, but need not, consist of Plan Participants or Employees or officers of any Employer. The number of persons serving on the Committee at any time shall be determined by the Company and shall always be at least three members, and may be changed from time to time by the Company. The Company may remove any Committee member at any time, with or without cause, by filing written notice of his removal with the Committee and the Trustee. A Committee member may resign at any time by filing his written resignation with the Company. In the absence of any contrary appointment by the Company, the Company's Retirement Committee shall serve as the Committee.

    11.2	  Expenses of Plan Administrator.  Any expenses incurred
by the Plan Administrator in administering the Plan shall be considered a cost of the Plan and shall be paid in accordance with the provisions of Article XII.

    11.3	  Duties of the Plan Administrator.  In addition to its
duties set forth elsewhere in the Plan, the Plan Administrator shall have the following rights, powers, and duties, any of which it may delegate to any member or members of the Plan
Administrator:
(a)	to design forms and to prepare and enforce such rules,
regulations, and procedures, as shall be necessary for the
efficient administration of the Plan;
(b)	to determine when Employees become eligible to participate in the Plan, to process their applications for participation;
(c)	to keep records containing all relevant data pertaining to
the Plan, provided, however, that any information supplied by a Participant shall be presumed to be correct and the Plan
Administrator shall incur no liability if it acts upon any such information which is not correct;
(d)	to make all governmental filings required of the Plan; and
(e)	in all instances in which the Plan Administrator is granted
authority or discretion which shall affect the benefits, rights or privileges of Participants under the Plan, to exercise such authority or discretion uniformly in such manner as to ensure that all Participants similarly situated shall be similarly treated.

    11.4	  Plan Administrator's Rights.  The Plan Administrator
and each member of any committee acting as Plan Administrator shall have the right to vote on or decide any matter relating to himself and to vote on or decide any matter relating to his rights or benefits under the Plan.

    11.5	  Actions by the Company.  Wherever the Plan specifies
that the Company is required or permitted to take any action, such action will be taken by the Board or by one or more directors of the Board, one or more Committee members, officers, or Employees of the Company duly authorized by the Board.

                           ARTICLE XII

                       Expenses of the Plan

    12.1	  Obligation to Pay Expenses.  All expenses incurred in
administering the Plan, including those necessary for the administration of the Trust Fund, shall be paid out of the principal or income of the Trust Fund unless paid by the Employers in the Company's sole discretion. Notwithstanding the foregoing, neither the Company nor any other Employer shall have any obligation to pay any of such expenses.

                          ARTICLE XIII

                      Amendment of the Plan

    13.1	  Amendment.  The Company reserves the right to amend
the Plan at any time; provided, however, that any amendment affecting the duties, responsibilities, or compensation of the Trustee shall become effective upon acceptance in writing by the Trustee of such amendment and provided, further that no amendment shall diminish, or deprive a Participant of any benefit already accrued.

    13.2	  Effect of Amendments on Vesting.

    13.2.1	  No Reduction in Vesting.  	Notwithstanding the
provisions of the preceding Section 13.1, the Company shall make no amendment to the Plan's vesting provisions that shall result in any Participant's Vested Benefit, determined as of the later of (i) the date of execution of such amendment or (ii) the effective date of such amendment, being less than such Participant's Vested Benefit computed without regard to such amendment.

    13.2.2	  Right to Elect to Keep Old Schedule.  If the Plan's
vesting schedule is amended, a Participant having at least three
(3) Years of Vesting Service may elect to have his Vested Benefit computed without regard to such amendment. A Participant shall make such election within the period beginning on the date that the Company adopts such amendment and ending sixty (60) days after the latest of (i) the effective date of such amendment,
(ii) the date on which such Participant is given written notice of such amendment, or (iii) the date of the adoption of such amendment. Any election made in accordance with this Section
13.2 shall be irrevocable.

    13.3  	Amendments to Qualify Trust.  The Company may make any
amendment to the Plan and Trust Agreement retroactively in order to ensure the continued qualification of the Trust for tax
exemption under the Code, and further, to conform the Plan and
Trust Agreement to applicable provisions of the Code, ERISA, and the regulations thereunder or as permitted by the Internal
Revenue Service or the Department of Labor; provided, however, that any such amendment shall be made effective for all purposes for the entire period during which the Plan shall have failed (if at all) to qualify for such tax exemption.  Moreover, at the election of the Plan Administrator, any amendment shall be deemed to have been made on the first day of a Plan Year if:
(a)	such amendment is adopted no later than 2-1/2 months after
the termination of the Plan Year, and
(b)	such amendment does not reduce the Accrued Benefit of any
Participant determined either as of the beginning of the Plan
Year or as of the time of adoption of such amendment.

                          ARTICLE XIV

             Termination or Merger of Plan and Trust

    14.1	  Termination.  The Company (for itself and each other
Employer) intends to continue the Plan and the payment of contributions hereunder indefinitely, but it does not assume a contractual obligation to do so. The Company (for itself and each other Employer) reserves the right, at any time, to discontinue contributions hereunder permanently or temporarily.
Each Employer reserves the right by action of its board of directors to withdraw from the Plan or discontinue contributions thereunder.

    14.2	  Benefits After Plan Termination.  In the event of the
termination of the Plan, each Participant shall have a non-forfeitable Vesting Percentage equal to 100%. Following termination of the Plan, but subject to whatever reasonable administrative delays may be imposed by the Trustee or Plan
Administrator in the circumstances, all benefits under the Plan shall be paid at the time and in the manner provided in accordance with Articles VII and VIII.

    14.3	  Partial Termination.  In the event of a partial
termination of the Plan, each affected Participant shall have a non-forfeitable Vesting Percentage equal to 100% in the portion of his Employer Contribution Accounts affected by the partial termination. If such a Participant has a Vesting Percentage of less than 100% in any portion of his Employer Contribution Accounts not affected by or credited after the partial termination, any non-forfeitable balances held in the Trust Fund pursuant to the preceding sentence shall be held as sub-accounts in the Participant's Employer Contribution Accounts until the Participant's Vesting Percentage equals 100%, at which time such sub-accounts shall be combined with the Participant's regular Employer Contribution Accounts.

    14.4	  Plan Merger.  If the Plan is merged or consolidated
with, or if its assets or liabilities are transferred to any other employee plan, the benefit that each Participant would receive immediately after such merger, consolidation, or transfer, if the resulting plan were terminated, shall be equal to or greater than the benefit such Participant would have been entitled to receive immediately before such merger, consolidation, or transfer if this Plan had then been terminated.

                          ARTICLE XV

Named Fiduciaries, Fiduciary Responsibilities and Indemnification

    15.1	  Identity of Named Fiduciaries. The Company and the
Plan Administrator shall be Named Fiduciaries under the Plan and shall control and manage the Plan and the Trust Fund to the extent and in the manner indicated in this Section 15.1. Any responsibility assigned to a Named Fiduciary shall not be deemed to be a duty of a "fiduciary" (as that term is defined in ERISA) solely by reason of such an assignment.

    15.2	  Responsibilities and Authority of Plan Administrator.
The Plan Administrator shall control and manage the operation and administration of the Plan except to the extent that such responsibilities are specifically assigned hereunder to the Company or to the Trustee. The responsibilities and authority of the Plan Administrator are set forth in detail in various
Articles of this Plan, primarily in Article XI, and in the Trust
Agreement.

    15.3	  Responsibilities and Authority of Trustee.  The
Trustee shall manage and control the assets of the Trust Fund, except to the extent that such responsibilities:
	(a)	are specifically assigned hereunder to the Company or to the
Plan Administrator;
	(b)	are delegated to one or more investment managers pursuant to the terms of the Trust Agreement; or
	(c)	are to be exercised by Participants or Beneficiaries pursuant to Article XVI and the Trust Agreement.
	The responsibilities and authority of the Trustee are set forth in detail in the Trust Agreement.

    15.4	  Responsibilities and Authority of the Company.  The
Company shall have the following responsibilities and authority with respect to control and management of the Plan and the Trust
Fund:
	(a)	to amend or terminate the Plan;
	(b)	to merge or consolidate the Plan with, or transfer all or
part of the assets or liabilities to, any other plan;
	(c)	to establish and carry out a funding policy;
	(d)	to appoint, remove, and replace the Trustee and Plan
Administrator (and any members of the Committee) and to monitor their performance;
	(e)	to communicate such information to the Committee, Trustee and investment managers as they may need for the proper performance of their duties; and
	(f)	to perform such additional duties as are imposed by law.
	The responsibilities and authority of the Company are set forth in further detail in various Articles of the Plan.

    15.5	  Responsibilities Not Shared.  Except as otherwise
specified herein or required by law, each Named Fiduciary shall have only those responsibilities that are specifically assigned to it hereunder, and no Named Fiduciary shall incur liability because of improper performance or non-performance of responsibilities specifically assigned to another Named
Fiduciary.

    15.6	  Procedure for Allocation and Delegation of
Responsibilities. The Plan Administrator (and the members of the Committee), the Board, or a committee of such Board may allocate among themselves in any reasonable manner their responsibilities and may designate any other person or persons to carry out any of their responsibilities by so specifying in a written instrument.

No Committee member or director shall be liable for the improper discharge or non-performance of any responsibility so allocated or delegated to another person, except to the extent liability is imposed by law.

    15.7	  Advice.  A Named Fiduciary may employ or retain such
attorneys, accountants, investment advisors, consultants, specialists, and other persons or firms as it deems necessary or desirable to advise or assist it in the performance of its duties. Unless otherwise provided by law, the fiduciary shall be fully protected with respect to any action taken or omitted by it in reliance upon any such person or firm. Any expenses incurred by the fiduciary in obtaining such advice or assistance shall be considered a cost of the Plan and shall be paid in accordance with the provisions of Article XII.

    15.8	  Indemnification.  Each Employer, to the extent
permitted by law, shall indemnify and hold harmless every individual serving as a fiduciary (whether a Named Fiduciary or otherwise) from and against all loss, damages, liability, and reasonable costs and expenses, incurred in carrying out his fiduciary responsibilities, unless due to the bad faith or willful misconduct of such individual, provided that a fiduciary's counsel fees and any amount paid in a settlement must be approved by the Company. The preceding sentence shall not apply (a) to any corporate Trustee or to any investment manager as defined in ERISA, except as the Company and such corporate Trustee or investment manager may otherwise agree in writing, or
(b) to any loss, damages, liability, and reasonable costs and expenses which are covered by insurance.

    15.9	  Liability Insurance.  The Company and any other
Employer may purchase insurance to cover the potential liability of persons who serve in a fiduciary capacity with regard to the Plan.

    15.10	  Multiple Capacities.  Any person or group of persons
may serve in more than one fiduciary capacity with respect to the Plan and may participate in the Plan and receive benefits under the Plan as a Participant or Beneficiary.

                           ARTICLE XVI

           Trust Fund Administration and Fund Investment

	    16.1	  Appointment of Trustee.  The Board shall point one or
more individuals, banks or trust companies as Trustee to administer all contributions paid into the Trust Fund. Such
Trustee or Trustees shall serve at the pleasure of the Board and shall have such rights, powers and duties as are contained in the Trust Agreement.

    	16.2	  Receipt and Management of Trust Fund Assets.  All
contributions to the Plan in cash shall be paid over to the Trustee and all Employer contributions to the Plan in the form of Stock shall be delivered to the Trustee. All contributions shall be invested and managed upon such terms and in such manner as set forth in the Plan and Trust Agreement.

    	16.3	  Investment of Funds. The Trustee's investment policy
for the Company Stock Fund described in this Section 16.3 shall be to invest in Stock for purposes of initially investing all Matching Contributions and all Profit Sharing Contributions, and those portions of all Matching Contribution Accounts, all Profit
Sharing Contribution Accounts and all Basic Contribution Accounts which the Participant has not elected pursuant to this Article
XVI to be invested in something other than such Fund, and those portions of a Participant's Pre-tax Contributions and/or Rollover
Contributions (or of the Participant's Pre-tax Contribution
Account and/or Rollover Contribution Account) which the
Participant has elected pursuant to this Article XVI to be invested in such Fund. In this regard, the Trustee may purchase
Stock either from the Company or in the open market or receive
Stock contributed by the Company. All Stock purchased or contributed shall be valued as described in Section 16.7. To the extent earnings on Stock acquired by the Company Stock Fund are available, the Trustee may invest such earnings temporarily in savings accounts, certificates of deposit, high-grade short-term or medium-term securities, stocks, bonds or similar investments, or such earnings may be held in cash or cash equivalents until such time as the earnings may be reinvested in Stock. The investment policy for those portions of a Participant's Pre-tax
Contributions and/or Rollover Contributions (or of the
Participant's Pre-tax Contribution Account and/or Rollover
Contribution Account and/or Employer Contribution Accounts) which the Participant has elected pursuant to this Article XVI to not have invested in the Company Stock Fund shall be invested as provided for in Section 16.4.
	Notwithstanding the foregoing, the Plan Administrator may direct the Trustee to maintain the Company Stock Fund as a unit fund wherein each person's interest shall be represented by the number of units of the fund credited to such person's Plan account from time to time based on the market value of the assets received by the fund on the person's behalf relative to the total market value of the assets in the fund at the time such assets are received on the person's behalf. If a unit fund is employed for the Company Stock Fund, the number of units credited to each person with an interest in the fund, the allocation of income received by the fund, and the market value of the fund's assets shall be as determined by the Trustee in a uniform and non-discriminatory manner and the provisions of Section 16.7 shall not apply to such unit fund.

    	16.4	  Investment Options.  Each Participant may direct the
investment of his future Pre-tax Contributions and Rollover

Contributions and any or all of his existing Employer
Contribution Accounts, Pre-tax Contribution Account and Rollover
Contribution Account in minimum multiples of 5% among such other or additional investment Funds as may be designated from time to time by the Plan Administrator at its sole discretion.
	Notwithstanding the foregoing or anything to the contrary in the Plan or the Trust Agreement, available investment Funds may be changed from time to time by the Plan Administrator at its sole discretion by the addition, deletion or substitution of any Fund or Funds.

    	16.5	  Investment Elections. Participants shall make any
investment elections pursuant to Section 16.4 in such manner and upon such notice as is directed by the Plan Administrator from time to time. Each Participant may change the investment allocation of his future Pre-Tax Contributions and the investment allocation of his existing accounts (including elections out of the Company Stock Fund) on a daily basis (or at such other intervals, not less frequently than quarterly, as the Plan Administrator may set from time to time). Each Participant who makes a Rollover Contribution may direct the investment allocation of such contribution at the time that such contribution is made.

    	16.6	  Investment Rules.  The following rules shall govern
all aspects of this Article XVI in regard to the investment of contributions and accounts:

    		16.6.1	  Participant Directions Generally Control.  Any
investment direction given by a Participant shall continue in effect until changed by the Participant.

    		16.6.2	  No Automatic Adjustments; Procedures.  Changes in
investments to an existing Pre-tax or Rollover Contribution
Account will be made based on the value of existing investments as of the previous Valuation Date. Once the transfer among investment Funds is made in order to carry out a Participant's investment election, no additional transfer will be made in order to maintain the relative percentages selected by the Participant except pursuant to a new investment election duly made by the Participant. Changes in investment elections shall be made in such manner and upon such notice as is directed by the Plan
Administrator from time to time.

    		16.6.3	  Default Fund.  In the absence of any effective
investment election for Pre-tax Contributions and/or Rollover
Contributions, the Trustee shall invest all such undirected contributions received on behalf of any Participant in the Fund that provides the most stable return and protection of principal.

    		16.6.4	  Trustee's Discretion Over Funds.  Notwithstanding
any instruction from any Participant for investment of Fund(s) as provided in this Article XVI, the Trustee shall have the right to hold uninvested, or invested in short-term fixed income investments, any Fund(s) intended for investment or reinvestment as otherwise provided in this Article XVI from time to time, and for such time as the Trustee, in its sole discretion, determines advisable.

    		16.6.5	  Adverse Liquidity Procedures.  The Plan
Administrator may limit changes otherwise permitted hereunder in the investment allocation of a Participant's previously accumulated Pre-tax Contribution Account and/or Rollover Contribution Account to the extent a change is precluded as a result of a temporary period of adverse liquidity with respect to a Fund or to the extent a change would adversely affect the investment return of the accounts of other Participants.

    	16.7	  Valuation of Stock. Except when the unit-fund
provisions of Section 16.3 are applicable to the Company Stock Fund, the provisions of this Section shall apply to such stock fund. All Stock purchased by the Trustee (either from the Company or in the open market) shall be valued at its actual purchase price for the purpose of allocating such Stock among Participants' accounts in the Company Stock Fund described in Subsection 16.3. All Stock contributed to the Plan by an Employer shall be valued for such purpose at the closing price of the Stock, as reported by the New York Stock Exchange (or such other market on which the Stock is then principally traded) in the following day's Wall Street Journal, on Wednesday (or on the next business day if such Wednesday is not a business day) of the week in which the payroll period on account of which the contribution is made ends.

    	16.8	  Voting of Stock.  Except when the unit-fund provisions
of Section 16.3 are applicable to the Company Stock Fund, the provisions of this paragraph shall apply to voting of the shares of Stock in such stock fund. When the unit-fund provisions are applicable to the Company Stock Fund, the provisions of the second paragraph of this Section 16.8 shall instead apply. All
Stock (including fractional shares) in a Participant's accounts shall be voted by the Trustee in accordance with instructions from such Participant or, in the absence of such instructions with respect to any particular share or shares of Stock, in accordance with instructions from the Plan Administrator. The
Company shall provide Participants with notices and information statements when voting rights are to be exercised, the content of which must generally be the same as for all holders of Stock.
Fractional shares may be voted by the Trustee on a combined basis, in order to reflect the direction of the Participants holding such shares. The Trustee may in its sole discretion vote any Stock for which it has not received instructions, but the Company may solicit Participants under proxy provisions applicable to all holders of Stock.
	When the unit-trust provisions of Section 16.3 are applicable to the Company Stock Fund, each person with an interest in such fund shall have the right to instruct the Trustee how to vote the number of shares of Stock in the fund equal to the total number of such shares then in the fund multiplied by the fraction equal to the number of the person's units then in the fund divided by the total number of units then making up the fund. In the absence of any such instructions with respect to any unit or units of the Company Stock Fund, the Trustee shall vote the shares of Stock as to which such instructions would have applied in accordance with instructions from the Plan Administrator or, in the absence of any such instructions from the Plan
Administrator, as the Trustee in its sole discretion decides, provided that the Company may solicit persons with an interest in the Company Stock Fund under proxy provisions applicable to all holders of Stock. Fractional shares of Stock may be voted by the Trustee on a combined basis, in order to reflect the direction of the persons holding the units as to which such fractional-share votes apply. The Company shall provide the holders of units in the Company Stock Fund with notices and information statements when voting rights are to be exercised, the content of which must generally be the same as for all holders of Stock.



                            ARTICLE XVII

           Special Rules for Basic Contribution Accounts

    17.1	  In General.  The special rules of this Article XVII
shall apply to all Basic Contribution Accounts.

    17.2	  Stock Must Stay in Plan.

    	17.2.1	  Eighty-Four Month Rule.  No Stock allocated to a
Basic Contribution Account may be distributed from such account before the end of the 84th month after the month in which such
Stock was so allocated; provided that such restriction shall not apply:
		(a)	in the case of the Participant's termination of Service for
any reason;
		(b)	in case of termination of the Plan;
		(c)	in case of transfer of a Participant's employment to an
acquiring employer as the result of a sale of substantially all of the assets used by the Participant's Employer in the trade or business which employed the Participant;
		(d)	in case the Participant's employment continues with a former subsidiary of the Company after the Company disposes of its
interest in such subsidiary; or
		(e)	to any distribution required under Code Section 401(a)(9) or any distribution or reinvestment required under Code Section
401(a)(28).

    	17.2.2	  No Exception for Loss of Tax Credit.  Stock
transferred to the Plan shall remain in the Plan (and if allocated to Basic Contribution Accounts, shall remain so allocated) to the extent required under Code Section 409(g), even though part or all of the employee plan credit is recaptured or redetermined.

    17.3	  Voting Rights.The voting provisions of Section 16.8
shall apply to all shares of Stock in each Basic Contribution
Account.

    17.4	  Right to Elect Payment in Stock.  A Participant shall
have the right to elect payment of his benefit from his Basic
Contribution Account in shares of Stock; except that the value of any fractional shares of Stock shall be paid by check.

    17.5	  Put Option If Stock Not Publicly Traded.

    	17.5.1	  Put Option.  Shares of Stock acquired by this Plan
shall be subject to the following "put option" if they are not readily tradable on an established market when distributed or if they are subject to a trading limitation when distributed. For purposes of this paragraph, a "trading limitation" on a security is a restriction under any federal or state securities law, any regulation thereunder, or an agreement, not prohibited by this Plan or by applicable laws and regulations, affecting the security which would make the security not as freely tradable as one not subject to such restrictions. The put option shall be exercisable only by a Participant or Beneficiary, by such person's donees, or by a person (including an estate or its distributee) to whom the security passes by reason of the death of a Participant or Beneficiary. The put option shall permit such holder to put to the Company all (and not less than all) of the Stock distributed from this Plan. The put option shall grant this Plan an option to assume the rights and obligations of the Company at the time the put option is exercised, provided that under no circumstances shall the put option bind this Plan. If it is known at the time the Stock is acquired that federal or state law will be violated by the Company's honoring such put option, the put option shall permit the Stock to be put, in a manner consistent with such law, to a third party who has substantial net worth at the time the Stock is acquired and whose net worth is reasonably expected to remain substantial.

    	17.5.2	  Put Option Provisions.
		(a)	Duration.  The put option required by this Section 17.5 shall be exercisable at least during (i) the 60-day period beginning on the date the shares of Stock subject to such option are
distributed by this Plan and (ii) a period of at least 60 days in the Plan Year following the Plan Year in which the distribution was made.  Such period shall not include any time when a
distributee is unable to exercise the put option because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

		(b)	Manner of Exercise.  Such put option shall be exercisable by the holder notifying the Company in writing.
		(c)	Price.  The price at which such put option shall be
exercisable is the appraised value of the Stock subject to the option, determined in accordance with Section 17.6.
		(d)	Payment Terms and Restrictions.  Payment under such put
option shall be made in accordance with the requirements of Code
Section 409(h)(5) (for a lump sum distribution of Stock made within one calendar year) or Code Section 409(h)(6) (for
installment distributions of Stock).  Unless required by
applicable state law, payment under a put option shall not be restricted by the provisions of any arrangement, including the terms of the Company's Articles of Incorporation.
		(e)	Non-Terminable Rights.  The put option rights granted under
this Section 17.5 shall not be reduced or eliminated by amendment of this Plan, except in accordance with applicable laws and
regulations.

    17.6	  Determination of Value If Stock Not Publicly Traded.
If at any time shares of Stock are not readily tradable on an established securities market (within the meaning of Code Section
401(a)(28)(C)), then all valuations of the Stock with respect to activities carried on by the Plan in connection with all Basic
Contribution Accounts shall be determined by an independent appraiser who meets the requirements of Code Section 401(a)(28)
(C) and the regulations thereunder.

    17.7	  Distribution and Payment Requirements for Stock
Acquired After 1986. Stock acquired by any Basic Contribution Account after December 31, 1986 shall be subject to the benefit payment requirements of Code Section 409(o). Such requirements are met by the terms of Articles VIII and IX of the Plan as in effect on the Effective Date.

    17.8	  Diversification Rights for Stock Acquired After 1986.

    	17.8.1	  In General. In addition to any rights of self-
direction of the investment of a Participant's Basic Contribution Account provided under any other provision of this Plan, each "qualified Participant" may elect within 90 days after the close of each Plan Year during the "qualified election period" to direct the investment of up to 25% of the "eligible portion" of his account in the Plan in the manner provided in Subsection
17.8.3 below. Until the Plan Year in which the Participant may make his last election pursuant to this Section 17.8, he may not direct the investment of more than 25% of the eligible portion of his account in the aggregate, but when he may make his last election, he may direct the investment of up to 50% of the eligible portion of his account. The terms "qualified Participant," "qualified election period," and "eligible portion" are defined in Subsection 17.8.2 below.

    	17.8.2	  Definitions.

	(a)	"Qualified Participant" means any Participant who has
completed at least 10 years of participation under the Plan and who has attained age 55.
		(b)	"Qualified election period" means for any Participant, the
six-Plan-Year period beginning with the Plan Year in which he becomes a qualified Participant.
		(c)	"Eligible portion" means the portion of a qualified
Participant's Basic Contribution Account in the Plan which holds shares of Stock acquired after December 31, 1986; provided that no part of an otherwise-eligible Participant's Basic Contribution
Account shall be eligible for diversification under this Section
17.8 unless the part that would be so eligible exceeds $500 in value (or any other applicable minimum amount then permitted by the Internal Revenue Service) at the time that such rights would otherwise apply.

    17.8.3	  Directed Investment Options.
		(a)	At the election of the qualified Participant, the Trustee
shall distribute the portion of the Participant's Basic
Contribution Account that is covered by the election within 90 days after the last day of the  period during which the election may be made.  Such distribution shall be subject to the put-
option provisions of Section 17.5 and to the provisions of
Section 17.4.  This Section 17.8 shall apply notwithstanding any other provision of the Plan other than the provisions of Section
9.8, which require the consent of the Participant when his Plan benefit exceeds $3,500.  If the Participant does not consent, the amount shall be retained in the Plan and dealt with under
paragraphs (b) or (c) below as applicable.
		(b)	In lieu of distribution under paragraph (a), the qualified
Participant whose Plan benefit exceeds $3,500 and who has the right to receive such a distribution may direct the Trustee to transfer the portion of the Participant's Basic Contribution
Account that is covered by the election to another qualified plan of the Employer that accepts such transfers; provided that such plan permits participant-directed investment and does not invest in employer securities to a substantial degree.  Such transfer shall be made no later than 90 days after the last day of the period during which the election may be made.
		(c)	Or, the qualified Participant may invest the portion of his
Basic Contribution Account that is covered by the election in any of the investment options available from time to time in the
Trust Fund.  Such investment shall be made no later than 90 days after the last day of the period during which the election may be made.

                            ARTICLE XVIII

                            Miscellaneous

    18.1	  Plan Benefits Limited to Amounts in Trust Fund.  The
continuance of this Plan and the payment of contributions hereunder shall not be contractual obligations of any Employer, and the Employers do not guarantee or promise to pay or to cause to be paid any of the benefits provided by this Plan. Each person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Trust Fund for any such payment or benefit and shall not have any right, claim, or demand therefore against any Employer, except as provided by applicable law.

    18.2	  Notices and Certifications.

    	18.2.1	  Reliance on Notices, etc.  In any case in which the
Company, the Plan Administrator or Trustee shall be directed to take any action upon the occurrence of any event, the Company, the Plan Administrator or the Trustee, as the case may be, shall take the appropriate action only upon receipt of any notice, paper or document reasonably believed by such actor to be genuine, and to have been signed or sent by the person or persons properly authorized. The Plan Administrator shall advise the Trustee from time to time of changes in the Company's authorized personnel.

    18.2.2	  Effectiveness of Notices.  Any notice required or
given hereunder shall be conclusively deemed to be received by the addressee, if sent by certified or registered mail, postage prepaid, addressed to (a) the Company at its principal office, if notice is to the Company, (b) care of the Company at its principal office, if notice is to the Plan Administrator, and (c) the Trustee, at an individual's home address or a corporate Trustee's principal office, if notice is to the Trustee. Any party may change its address for the receipt of notices by informing the others, in writing, of such change of address.

    18.3  	No Employment Contract.  Nothing contained in this
Plan shall be construed to be a contract of employment between any Affiliated Employer and any Employee or to be a consideration for, or an inducement for, the employment of any person. Nothing contained herein shall be deemed to give to any Employee the right to be retained in the employ of any Affiliated Employer or to interfere with the right of any Affiliated Employer to discharge any Employee at any time, with or without cause and without regard to the effect that such discharge may have on any rights under the Plan.

    18.4	  Return of Company Contributions.  The Company has
established the Plan for the exclusive benefit of Participants and their Beneficiaries. Except as provided in this Section 18.4 with respect to contributions made (a) under a mistake of fact,
(b) conditioned upon the qualification of the Plan, or (c) conditioned upon the deductibility of the contributions, no amendment, termination or other action shall divert any part of the assets of the Trust to any purposes other than the exclusive benefit of Participants and their Beneficiaries after defraying reasonable expenses of Plan administration.

    18.4.1	  Mistake of Fact. If an Employer makes a contribution
to the Plan under a mistake of fact, the Trustee shall return such contribution, less any expenses incurred in connection therewith and losses incurred thereon, to such Employer within one (1) year of the payment of such contribution.

    18.4.2	  Denial of Initial Plan Qualification.  In the event
the District Director of Internal Revenue shall determine that the Plan or Trust is not qualified under the applicable provisions of the Code upon a timely application for an initial favorable determination letter, any contributions to the Plan made by any Employer for Plan Years that are affected by such disqualification shall be deemed to be conditioned upon such qualification and shall be returned to the respective Employers, less expenses incurred in connection therewith and losses incurred thereon, within one (1) year after the date of denial of qualification.
Denial of Tax Deduction. In the event the deduction of any contribution to the Plan by any Employer is disallowed under the applicable provisions of the Code, such contribution shall be deemed to be conditioned upon such deduction and shall be returned to the Employer, less any expenses incurred in connection therewith and losses incurred thereon, within one (1) year after the date of the disallowance.

    18.5	  Spendthrift Provisions and Domestic Relations Orders.

    18.5.1	  General Rule Prohibiting Alienation.  The interest
hereunder of any Participant or Beneficiary shall not be alienable by such Participant or Beneficiary either by assignment or by any other method and shall not be subject to be taken by his creditors by any process whatever, except as permitted by law or pursuant to the Participant loan provisions of Section 8.5.
The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

    18.5.2	  QDRO Exception.  The preceding paragraph shall also
apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be
(a) a qualified domestic relations order, as defined in Code
Section 414(p), or (b) a domestic relations order entered before July 1, 1987.

    18.5.3	  QDRO Definitions.  The term "qualified domestic
relations order" means a domestic relations order which creates or recognizes the existence of an alternate payee's right to receive all or a portion of the benefits payable with respect to a Participant under a plan and with respect to which the requirements of this Section 18.5 are satisfied. The term "domestic relations order" means any judgment, decree, or order

(including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, child, or other dependent of a Participant, and is made pursuant to a State domestic relations law (including a community property law).

    18.5.4	  QDRO Requirements.  A domestic relations order meets
the requirements of this Subsection only if such order clearly specifies (a) the names and mailing addresses of the Participant and of each alternate payee covered by the order, (b) the amount or percentage of the Participant's benefits to be paid by the plan to each alternate payee, or the manner in which such amount or percentage is to be determined, (c) the number of payments or periods to which such order applies, and (d) each plan to which such order applies. A domestic relations order meets the requirements of this Subsection only if such order does not require a plan to provide any type or form of benefit, or any options, not otherwise provided under the Plan, does not require the Plan to provide increased benefits (determined on the basis of actuarial value) and does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a "qualified domestic relations order."

    18.5.5	  QDRO Procedures.  Upon receipt of a domestic
relations order: (a) the Plan Administrator shall promptly notify the Participant and any alternate payee of the receipt of such order and of the Plan's procedures for determining the qualified status of domestic relations orders, and (b) within any reasonable period after receipt of such order, the Plan Administrator shall determine whether such order is a qualified domestic relations order and shall notify the Participant and each alternate payee of such determination. During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order. If within 18 months the order (or modification thereof) is determined to be a qualified domestic relations order, the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within 18 months: (a) it is determined that the order is not a qualified domestic relations order or (b) the issue as to whether such order is a qualified domestic relations order is not resolved, then the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a qualified domestic relations order which is made after the close of the 18-month period shall be applied prospectively only.

    18.6	  Payments to Minors and Incompetents.  If a
Participant, Spouse, or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Plan Administrator to be, or is adjudged to be, legally incapable of giving a valid receipt and discharge for such benefits, they shall be paid to such person or institution as the Plan Administrator may designate or to the distributee's duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

    18.7	  Governing Law.  Except in such areas as have been
preempted by federal law, the Plan shall be construed, enforced, and regulated by the laws of the Commonwealth of Massachusetts.

    18.8	  Binding Effect.  This Plan and every amendment shall
be binding upon the heirs, executors and administrators, successors and assigns of Participants, Beneficiaries, the Company, each Employer, Plan Administrator and Trustee.

    18.9	  Interpretation.  As may be appropriate, pronouns used
in the Plan shall be read and construed to refer to the masculine, feminine, or neuter. Likewise, words in the singular shall be read and construed to refer to the plural.

    18.10	  Titles.  Titles are included only for convenience and
are not to be considered in the interpretation of this document.



                             						NEW ENGLAND BUSINESS SERVICE, INC.



                           						By:________________________________

                        						Title:______________________________


Originally Executed: __________________, 1996


Re-executed ________________, 1997 as Conformed
to Include the Second Amendment


<PAGE





                                                      7/22/97










               NEW ENGLAND BUSINESS SERVICE, INC.
  401(k) Plan for Employees of New England Business Service, Inc.

              (Restated Effective July 1, 1989)

     (Conformed February, 1996 to Include the First Amendment)

     (Conformed July, 1997 to Include the Second Amendment)



<PAGE

                    401(k) Plan  For Employees of
                   New England Business Service, Inc.

                         TABLE OF CONTENTS

ARTICLE I - Name       	                                   2

ARTICLE II - Definitions	                                  2

2.1 Accrued Benefit	                                       2
2.2 Actual 401(m) Contribution Percentage	                 2
2.3 Actual Pre-tax Contribution Percentage	                2
2.4 Adjustment Factor	                                     3
2.5 Affiliated Employer	                                   3
2.6 Annual Addition	                                       3
2.7 Average Actual 401(m) Contribution Percentage	         3
2.8 Average Actual Pre-tax Contribution Percentage	        3
2.9 Basic Contribution Account	                            3
2.10 Beneficiary	                                          3
2.11 Benefit Commencement Date	                            4
2.12  Board.	                                              4
2.13 Code	                                                 4
2.14 Committee.	                                           4
2.15 Company	                                              4
2.16 Compensation	                                         4
2.17 Disability	                                           5
2.18 Early Retirement Date 	                               6
2.19 Effective Date	                                       6
2.20 Employee	                                             6
2.21 Employee Contribution Account or Rollover
     Contribution Account	                                 6
2.22 Employer                                             	6
2.23 Employer Basic Contributions                         	6
2.24 Employer Contribution Account	                        6
2.25 Employment Commencement Date	                         6
2.26 Entry Date	                                           7
2.27 ERISA	                                                7
2.28 Excess Aggregate 401(m) Contributions	                7
2.29 Excess Aggregate Pre-tax Contributions	               7
2.30 Excess Individual Pre-tax Contributions	              7
2.31 Family Member	                                        7
2.32 Fund	                                                 7
2.33 Highly Compensated Employee	                          7
2.34 Hours of Service	                                     7
2.35 Matching Contributions	                               9
2.36 Matching Contributions Account                   	    9
2.37 Non-highly Compensated Employee	                      9
2.38 Non-Regular Employee	                                 9
2.39 Non-Regular Employee Entry Date	                      9
2.40 Non-Regular Employee Participant	                     9
2.41 Normal Retirement Date	                               9
2.42 One-Year Break in Service	                            9
2.43  Participant	                                         9

2.44 Plan	                                                 9
2.45 Plan Administrator	                                   9
2.46 Plan Year	                                           10
2.47 Postponed Retirement Date	                           10
2.48 Pre-tax Contributions	                               10
2.49 Pre-tax Contribution Account	                        10
2.50 Profit Sharing Contributions	                        10
2.51 Profit Sharing Contribution Account	                 10
2.52 Reemployment Commencement Date	                      10
2.53 Regular Employee	                                    10
2.54 Regular Employee Entry Date	                         11
2.55 Regular Employee Participant	                        11
2.56 Rollover Contributions	                              11
2.57 Rollover Contribution Account	                       11
2.58 Section 415 Compensation	                            11
2.59 Service	                                             12
2.60 Spouse	                                              12
2.61 Stock	                                               12
2.62  Trust Agreement                                    	12
2.63 Trust Fund                                          	12
2.64 Trustee	                                             12
2.65 Valuation Date	                                      12
2.66 Vested Benefit	                                      12
2.67 Vesting Percentage	                                  12
2.68 Year of Eligibility Service	                         12
2.69 Year of Vesting Service	                             13

ARTICLE III - Participation Standards	                    13

3.1 Initial Participation	                                13
3.2 Age and Service Requirements	                         13
3.2.1 For Employer Contributions	                         13
(a) Regular Employees	                                    13
(b) Non-Regular Employees	                                13
3.2.2 For Pre-tax Contributions	                          14
(a) Regular Employees	                                    14
(b) Non-Regular Employees	                                14
3.2.3 For Rollover Contributions                         	14
3.3 Termination of Participation	                         14
3.4 Participation of Re-hired Former Participants	        14
3.5 Years of Eligibility Service and Break-in-Service
    Rules	                                                14
3.5.1 One-Year Hold-Out Rule	                             14
3.5.2 Five-Year Break-in-Service Rule	                    14

ARTICLE IV - Contributions to Trust	                      15

4.1 Employer Contributions	                               15
4.1.1 Matching Contributions	                             15
(a) To All Participants	                                  15
(b) To Participants with Five (5) or More Years of
    Vesting Service	                                      15
(c) General Rules for Matching Contributions	             16

4.1.2 Frequency	                                          16
4.1.3 Medium	                                             16
4.1.4 Separate Accounts	                                  16
4.1.5 Vesting                                            	16
4.1.6 Distribution	                                       16
4.1.7 Status and Use of Contributions                    	16
4.1.8 No Employee Contributions Required	                 16
4.1.9 Average Actual 401(m) Contribution Percentage Test 	16
(a) In General                                           	16
(b) Special Rules	                                        17
(c) Coordination with Combined Section 401(k)/401(m)
    Limit	                                                18
(d) Coordination with Top-Heavy Plan Contribution
    Requirement	                                          18
4.1.10 Forfeiture or Distribution of Excess
    Aggregate 401(m) Contributions                       	18
(a)  In General	                                          19
(b)  Determination of Required Forfeitures or
     Distributions                                       	19
(c)  Determination of Income or Loss                     	19
(d)  Forfeitures	                                         19
(e)  Sources for Distribution of Excess Aggregate
     401(m) Contributions	                                19
(f)  Ordering of Pre-tax Contribution and 401(m)
     Contribution Determinations	                         20
4.1.1A. Profit Sharing Contributions	                     20
(a) Amount	                                               20
(b) Allocation and Accounting	                            20
4.1.1B  General Provisions Applicable to
    Employer Contributions	                               20
(a) Eligibility for Employer Contributions               	20
(b) Frequency	                                            20
(c) Medium	                                               21
(d) Separate Accounts	                                    21
(e) Vesting	                                              21
(f) Forfeitures	                                          21
(g) Distribution	                                         21
(h) Status and Use of Contributions	                      21
(i) No Employee Contributions Required	                   21
4.2 Pre-tax Contributions	                                21
4.2.1 Compensation Reduction Elections	                   21
4.2.2 Maximum Amount of Pre-tax Contributions	            22
4.2.3 Commencement of Pre-tax Contributions	              22
4.2.4 Modification and Termination of Pre-tax
    Contributions	                                        22
4.2.5 Separate Accounts                                  	22
4.2.6 Vesting	                                            23
4.2.7 Distribution                                       	23
4.2.8 Deadline for Pre-tax Contributions	                 23
4.2.9 Distribution of Excess Individual Pre-tax
      Contributions	                                      23
(a)  In General	                                          23
(b)  Requirements for Making a Claim	                     23

(c)  Determinations of Income or Loss                    	23
4.2.10 Average Actual Pre-tax Contribution
     Percentage Test                                     	24
(a)  In General	                                          24
(b)  Special Rules                                       	24
4.2.11 Distribution of Excess Aggregate Pre-tax
     Contributions	                                       25
(a)  In General	                                          25
(b)  Determination of Required Distributions             	25
(c)  Determination of Income or Loss                     	25
(d)  Sources for Distribution of Excess Aggregate
     Pre-tax Contributions	                               26
4.3 Rollover Contributions and Direct Transfers
     into Plan	                                           26
4.3.1 Authorization	                                      26
4.3.2 Protection of the Plan                             	26
4.3.3 Eligibility for Rollover Treatment	                 26
4.3.4 Service Requirement                                	26
4.3.5 Separate Accounts	                                  26
4.3.6 Vesting                                            	27
4.3.7 Distribution	                                       27
4.4 Limitations on Annual Additions                      	27
4.4.1 In General	                                         27
4.4.2 Multiple Defined Contribution Plans	                27
4.4.3 Combination of Defined Contribution and
      Defined Benefit Plans	                              27
(a) Defined Benefit Plan Fraction	                        28
(b) Defined Contribution Plan Fraction	                   28
4.4.4 Protective Procedures	                              28
(a) Estimation	                                           28
(b) Determination                                        	29
(c) Disposition of Excess	                                29
(d) No Allocation of Investment Gains and Losses	         29

ARTICLE V - Benefits	                                     29

5.1 Retirement Benefits                                  	29
5.1.1 Right to a Benefit	                                 30
5.1.2 Postponed Retirement	                               30
5.2 Disability Benefits	                                  30
5.3 Death Benefits	                                       30
5.3.1 Right to a Death Benefit	                           30
5.3.2 Limitation on Rights of a Married
      Participant's Beneficiary	                          30
5.3.3 No Beneficiary	                                     30
5.4 Termination Benefits	                                 31

ARTICLE VI - Vesting	                                     31

6.1 Vesting Percentage	                                   31
6.2 Forfeiture	                                           31
(a) In General	                                           31
(b) Amounts Not Forfeited	                                32

(c) Accounting After Reemployment	                        32
6.3 Reemployment After Termination of Service	            32
6.4 Repayment of Vested Benefits	                         32
6.5 Restoration of Forfeitures	                           32
(a) In General	                                           32
(b) Accounting for Restored Forfeitures	                  33

ARTICLE VII - Calculation of Benefits and Accounts	       34

7.1 Calculation of Benefits	                              34
7.2 Calculation of Accounts	                              34

ARTICLE VIII - Payment of Benefits	                       34

8.1 Form of Benefits                                     	34
8.1.1 Retirement, Disability or Termination Benefits	     34
8.1.2 Death Benefits	                                     35
8.2 Notice and Election of Benefit Form	                  35
8.2.1 Notice	                                             35
8.2.2 Election	                                           35
8.2.3 Conditions for Accelerated Payment	                 35
8.3 Annuity Benefits Generally Not Required              	36
8.3.1 In General	                                         36
8.3.2 Conditions on Payment of Death Benefits
      to a Designated Beneficiary	                        36
8.3.3 Restrictions on Transfers into Plan	                36
8.4 Withdrawals During Employment	                        36

8.4.1 Withdrawals from Pre-Tax Contribution
      Account After Attaining Age 59-1/2	                 37
8.4.2 Hardship Withdrawals from Pre-Tax Contribution
      Account	                                            37
(a) Restrictions on Amount	                               37
(b) Required Purposes -- Facts and Circumstances Test	    37
8.4.3 Withdrawals from Employer Contribution Accounts	    37
(a) Maximum Amount	                                       38
(b) Minimum Amount	                                       38
8.4.4 Withdrawals from Rollover Contribution Account	     38
8.4.5 General Provisions Applicable to Withdrawals	       38
(a) Frequency	                                            38
(b)  Limitation on Right to Make Pre-tax
     Contributions Following a Withdrawal	                38
(c)  Accounting for Withdrawals	                          38
(d) Valuation Adjustments for Withdrawals                	39
(e) Rules and Regulations                                	39
8.5 Participant Loans                                    	39
8.5.1 Loan Terms and Conditions	                          39

(a) Maximum Amount                                       39
(b)  Timing of Disbursements	                             40
(c) Authorization of Supplemental Loan Rules and
    Procedures                                           40
(d) Communication of Terms, Procedures and Forms         40
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(e) Eligibility	                                          40
(f) Number                                               40
(g) Minimum Amount	                                       40
(h) Interest Rate                                        40
(i) Source of Funds	                                      40
(j) Disposition of Payments	                              41
(k) Repayment Terms	                                      41
(l) Prepayment	                                           41
(m) Default	                                              41
(n) Collateral	                                           41
(o) Repayment or Distribution Upon Termination	           42
(p) Directed Investment Status	                           42
(q) Loan Fees                                            42
8.5.2 Simultaneous Withdrawals and Loans	                 42
8.6 Effect of Reemployment	                               42
8.7 Claims Procedure                                     42
8.7.1 Notice of Claim:  Notice of Denial                 42
8.7.2 Review of Denial	                                   42
8.7.3 Decision on Review	                                 43
8.8 Transfers to Other Plans	                             43
8.8.1 In General	                                         43
8.8.2 Definitions	                                        43
(a) Direct rollover	                                      43
(b) Distributee	                                          43
(c) Eligible retirement plan	                             43
(d) Eligible rollover distribution	                       43

ARTICLE IX - Benefit Commencement Date	                   44

9.1 General Rule	                                         44
9.2 Optional Termination Benefit Commencement Date	       44
9.3 Disability Benefit Commencement Date	                 44
9.4 Retirement After Reemployment	                        44
9.5 Death Benefit Commencement Date	                      45
9.5.1 Spouse Beneficiary	                                 45
9.5.2 Non-Spouse Beneficiary                             45
9.6 Limited Administrative Delays	                        45
9.7 Latest Benefit Commencement Date	                     45
9.8 Payment Date When Benefit is $3,500 or Less	          45

ARTICLE X - Top-Heavy Provisions	                         45

10.1 Application of Top-Heavy Provisions	                 45
10.2 Determination of Top-Heavy Plan Status:
     Top-Heavy Plan Definitions	                          45

10.2.1 Key Employee and Non-Key Employee	                 46
10.2.2 Top-Heavy Plan	                                    46
10.2.3 Top-Heavy Ratio	                                   46
10.2.4 Permissive Aggregation Group	                      47
10.2.5 Required Aggregation Group	                        47
10.2.6 Determination Date	                                48
10.2.7 Present Value                                     48
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10.2.8 Valuation Date	                                    48
10.3 Top-Heavy Plan Requirements	                         48
10.3.1 Minimum Vesting Schedule	                          48
10.3.2 Minimum Contributions                             48
(a)  Basic Minimum	                                       48
(b)  Restriction on Right to a Minimum Contribution	      49
(c)  Increased Section-415-Limitation Minimum            49
10.4 Minimum Accrued Benefits	                            49

ARTICLE XI - Plan Administration	                         49

11.1 Appointment of Administrator	                        49
11.2 Expenses of Plan Administrator	                      49
11.3 Duties of the Plan Administrator	                    50
11.4 Plan Administrator's Rights	                         50
11.5 Actions by the Company                              50

ARTICLE XII - Expenses of the Plan	                       50

12.1 Obligation to Pay Expenses	                          50

ARTICLE XIII - Amendment of the Plan	                     50

13.1 Amendment	                                           50
13.2 Effect of Amendments on Vesting                     51
13.2.1 No Reduction in Vesting	                           51
13.2.2 Right to Elect to Keep Old Schedule	               51
13.3 Amendments to Qualify Trust	                         51

ARTICLE XIV - Termination or Merger of Plan and Trust	    51

14.1 Termination	                                         51
14.2 Benefits After Plan Termination	                     52
14.3 Partial Termination	                                 52
14.4 Plan Merger	                                         52

ARTICLE XV - Named Fiduciaries, Fiduciary
             Responsibilities and Indemnification	        52

15.1 Identity of Named Fiduciaries	                       52
15.2 Responsibilities and Authority of Plan
     Administrator                                       53
15.3 Responsibilities and Authority of Trustee	           53
15.4 Responsibilities and Authority of the Company	       53
15.5 Responsibilities Not Shared                         	53
15.6 Procedure for Allocation and Delegation
     of Responsibilities                                 53
15.7 Advice                                              54
15.8 Indemnification                                     54
15.9 Liability Insurance                                 54
15.10 Multiple Capacities                                54

ARTICLE XVI  - Trust Fund Administration and

      Fund Investment	                                    54

16.1 Appointment of Trustee                              54
16.2 Receipt and Management of Trust Fund Assets         55
16.3 Investment of Funds                                 55
16.4 Investment Options                                  55
16.5 Investment Elections                                56
16.6 Investment Rules                                    56
16.6.1 Participant Directions Generally Control	          56
16.6.2 No Automatic Adjustments; Procedures              56
16.6.3 Default Fund	                                      56
16.6.4 Trustee's Discretion Over Funds	                   56
16.6.5 Adverse Liquidity Procedures	                      57
16.7 Valuation of Stock                                  57
16.8 Voting of Stock                                     57

ARTICLE XVII - Special Rules for Basic
      Contribution Accounts	                              58

17.1   In General	                                        58
17.2 Stock Must Stay in Plan	                             58
17.2.1 Eighty-Four Month Rule	                            58
17.2.2 No Exception for Loss of Tax Credit	               58
17.3 Voting Rights	                                       59
17.4 Right to Elect Payment in Stock	                     59
17.5 Put Option If Stock Not Publicly Traded	             59
17.5.1 Put Option	                                        59
17.5.2 Put Option Provisions	                             59
(a) Duration                                             59
(b) Manner of Exercise                                   60
(c) Price                                                60
(d) Payment Terms and Restrictions	                       60
(e) Non-Terminable Rights	                                60
17.6 Determination of Value If Stock Not
     Publicly Traded	                                     60
17.7 Distribution and Payment Requirements for
     Stock Acquired After 1986	                           60
17.8 Diversification Rights for Stock
     Acquired After 1986	                                 60
17.8.1 In General	                                        60
17.8.2 Definitions	                                       60
(A) "QUALIFIED PARTICIPANT	                               61
(B) "QUALIFIED ELECTION PERIOD	                           61
(C) "ELIGIBLE PORTION	                                    61

17.8.3 Directed Investment Options	                       61

ARTICLE XVIII - Miscellaneous	                            61

18.1 Plan Benefits Limited to Amounts in Trust Fund      61
18. 2 Notices and Certifications	                         62
18.2.1 Reliance on Notices, etc	                          62
18.2.2 Effectiveness of Notices	                          62
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18.3 No Employment Contract	                              62
18.4 Return of Company Contributions	                     62
18.4.1 Mistake of Fact	                                   63
18.4.2 Denial of Initial Plan Qualification              63
18.4.3 Denial of Tax Deduction                           63
18.5 Spendthrift Provisions and Domestic
     Relations Orders                                    63
18.5.1 General Rule Prohibiting Alienation	               63
18.5.2 QDRO Exception	                                    63
18.5.3 QDRO Definitions	                                  63
18.5.4 QDRO Requirements	                                 64
18.5.5 QDRO Procedures	                                   64
18.6 Payments to Minors and Incompetents	                 65
18.7 Governing Law	                                       65
18.8 Binding Effect	                                      65
18.9 Interpretation	                                      65
18.10 Titles	                                             65
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